SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
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PHOTRONICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PHOTRONICS, INC.
15 Secor Road
Brookfield, Connecticut 06804
(203) 775-9000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MARCH 23, 2016

TO THE SHAREHOLDERS OF PHOTRONICS, INC.:

Notice is hereby given that the Annual Meeting of Shareholders of Photronics, Inc. will be held at the offices of Photronics, Inc., 15 Secor Road, Building 1, Brookfield, CT 06804 at 9:00 a.m. Eastern Time, on March 23, 2016, for the following purposes:

1)	To elect seven members of the Board of Directors;

2)	To approve the 2016 Equity Incentive Compensation Plan;

3)	To re-approve the performance measures under the 2011 Executive Compensation Incentive Plan;

4)	To ratify the selection of Deloitte & Touche LLP as independent registered public accounting firm for the fiscal year ending October 30, 2016;

5)	To approve, by non-binding advisory vote, the compensation of our named executive officers;

The shareholders will also act on any other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors has fixed February 22, 2016, as the record date for determining the holders of common stock entitled to notice of and to vote at the meeting. A list of those shareholders entitled to vote at the Annual Meeting will be available for inspection by any of our shareholders for any purpose germane to the Annual Meeting, during regular business hours at Photronics principal executive offices 20 days prior to the Annual Meeting.

YOUR VOTE IS IMPORTANT. ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. TO ENSURE YOUR REPRESENTATION AT THE MEETING, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE OR AUTHORIZE THE VOTING OF YOUR SHARES BY INTERNET OR TELEPHONE PRIOR TO THE DEADLINE SPECIFIED ON YOUR PROXY CARD. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

We thank you for your continued support.

Shareholders planning on attending the meeting in person should bring photo identification.

By Order of the Board of Directors,

/s/ Richelle E. Burr
Richelle E. Burr
Vice President, General Counsel and Secretary

February 26, 2016

PHOTRONICS, INC.
15 Secor Road
Brookfield, Connecticut 06804
(203) 775-9000

PROXY STATEMENT
For the Annual Meeting of Shareholders
to be held on March 23, 2016

GENERAL INFORMATION

The enclosed proxy is solicited by the Board of Directors (the “Board” or “Board of Directors”) of Photronics, Inc. (“Photronics” or the “Company”), to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on March 23, 2016, at 9:00 a.m. Eastern Time at the offices of Photronics, Inc., 15 Secor Road, Building 1, Brookfield, CT 06804 or any adjournments or postponements thereof (the “Annual Meeting”). This proxy statement and the enclosed proxy card are being filed with the Securities and Exchange Commission on February 26, 2016 and on the same day the Company will begin sending the proxy statement and proxy card to all shareholders entitled to vote at the Annual Meeting. Our Annual Report on Form 10-K for the fiscal year ended November 1, 2015, as filed with the Securities and Exchange Commission (“SEC”) is included in the Annual Report to Shareholders being, made available to our shareholders with this proxy statement.

The persons named as proxies on the accompanying proxy card have informed the Company of their intention, if no contrary instructions are given, to vote the shares of the Company’s common stock (“Common Stock”) represented by such proxies “FOR” Proposals 1, 2, 3, 4 and 5, and at their discretion on any other matters which may come before the Annual Meeting. The Board of Directors does not know of any business to be brought before the Annual Meeting other than as set forth in the Notice of Annual Meeting of Shareholders.

Any shareholder who executes and delivers a proxy may revoke it at any time prior to its use. Such revocation would be effective upon either (a) receipt by the Secretary of the Company of written notice of such revocation; (b) receipt by the Secretary of the Company of a properly executed proxy bearing a later date; or (c) appearance by the shareholder at the Annual Meeting and his or her request to revoke the proxy. Any such notice or proxy should be sent to Photronics, Inc., 15 Secor Road, Brookfield, Connecticut 06804, Attention: Secretary. Appearance at the Annual Meeting without a request to revoke a proxy will not revoke a previously executed and delivered proxy.

QUORUM; REQUIRED VOTES

Only shareholders of record at the close of business on February 22, 2016, are entitled to notice of and to vote at the Annual Meeting. As of February 22, 2016, there were 67,279,545 shares of Common Stock issued and outstanding, each of which is entitled to one vote. At the Annual Meeting, the presence in person or by proxy of the holders of a majority of the total number of shares of outstanding Common Stock will be necessary to constitute a quorum. Assuming a quorum is present, the matters to come before the Annual Meeting that are listed in the Notice of Annual Meeting of Shareholders require the following votes to be approved: (1) Proposal 1 (Election of Directors) a plurality of the votes cast by the shareholders entitled to vote at the Annual Meeting is required to elect seven members of the Board of Directors; (2) Proposal 2 (2016 Equity Incentive Compensation Plan) a majority of the votes cast by the shareholders entitled to vote at the Annual Meeting is required to approve the plan, provided that the total votes cast on the proposal represent over 50% of the outstanding shares of Common Stock; (3) Proposal 3 (Re-approval of the performance measures under the 2011 Executive Compensation Plan) a majority of the total votes cast by the shareholders entitled to vote at the Annual Meeting is required to re-approve the performance measures under such plan, provided that the total votes cast on the proposal represent over 50% of the outstanding shares of Common Stock; (4) Proposal 4 (Ratification of Selection of Independent Registered Public Accounting Firm for the Fiscal Year Ending October 30, 2016) a majority of the votes cast by the shareholders entitled to vote at the Annual Meeting is required to ratify the selection of Deloitte & Touche LLP; and (5) Proposal 5 (Executive Compensation) a majority of the votes cast by the shareholders entitled to vote at the Annual Meeting is required to approve the non-binding advisory resolution approving the compensation of the named executive officers, as described in the Compensation Discussion and Analysis and the narrative disclosure included in this proxy statement.

Neither the approval nor the disapproval of Proposal 5 will be binding on the Company or the Board of Directors or will be construed as overruling a decision by the Company or the Board of Directors. Neither the approval nor the disapproval of Proposal 5 will create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for the Company or the Board of Directors. However, the Company will consider the results of this advisory vote in making future decisions on the Company’s compensation policies, and the compensation of the Company’s named executive officers.

Shareholders who hold their shares through a broker (in “street name”), must provide specific instructions to their brokers as to how to vote their shares, in the manner prescribed by their broker.  Pursuant to the rules that govern brokers and nominees who have record ownership of shares that are held in “street name” for account holders (who are the beneficial owners of the shares), brokers and nominees typically have the discretion to vote such shares on routine matters, but not on non-routine matters. If a broker or nominee has not received voting instructions from an account holder and does not have discretionary authority to vote shares on a particular item because it is a non-routine matter, a “broker-non-vote” occurs. Under the rules governing brokers, an uncontested director election is considered a non-routine matter for which brokers do not have discretionary authority to vote shares held by an account holder. Additionally, as required by Section 957 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), advisory votes on executive compensation and on the frequency of such votes are also considered non-routine matters for which brokers do not have discretionary authority to vote shares held by account holders. Of the five proposals listed in the Notice of Annual Meeting of Shareholders only the ratification of our independent registered public accounting firm under Proposal 4 is considered a routine matter. Abstentions will be considered as present but will not be considered as votes in favor of any matter; broker non-votes will be considered as present but will not be considered as votes for the matters as to which the shares are not voted.

CORPORATE GOVERNANCE AND ETHICS

Photronics is committed to the values of effective corporate governance and high ethical standards. Our Board believes that these values are conducive to long-term performance and periodically reevaluates our policies to ensure they meet the Company’s needs. Set forth below are a few of the corporate governance practices and policies that we have adopted.

●	Related Party Transaction Policy. Our Audit Committee is responsible for approving or ratifying transactions involving the Company and related parties and determining if such transactions are, or are not, consistent with the best interests of the Company and our shareholders.

●	Executive Sessions. The Company’s Board of Directors’ meetings regularly include executive sessions without the presence of management, including the Executive Chairman and Chief Executive Officer.

●	Shareholders Rights Plan Policy. The Company does not have a shareholders rights plan and is not currently considering adopting one. The Board of Directors’ position is that it will only adopt a shareholders’ rights plan if the Board of Directors determines that it is in the best interests of the Company, taking into consideration all factors that it deems advisable and appropriate.

BOARD OF DIRECTORS’ POLICIES AND COMMITTEE CHARTERS

The Board of Directors has responsibility for establishing broad corporate policies and reviewing overall performance rather than day to day operations of the Company.  The Board’s primary responsibility is to oversee management and, in doing so, to serve the Company’s and its stockholders’ best interests.  Company management keeps the Board of Directors informed of Company activities through written reports and presentations at Board and Board Committee meetings.

The Company has adopted a code of ethics and corporate governance policy to assist the Board and its committees in the exercise of their responsibilities. The code of ethics and corporate governance policy apply generally to the Board and the Company’s named executive officers. Each of the Board committees has a written charter that sets forth the goals and responsibilities of the committee. The Company’s code of ethics and Board committee charters can be found on the Company’s website at www.photronics.com.

The Board of Directors has assessed each of its seven nominees for Director against the NASDAQ Global Select Market (“NASDAQ”)  standards for independence and determined that Messrs. Fiederowicz, Fiorita, Hsia, and Tyson meet the general definition of independent director as defined by NASDAQ.

The number of directors on the Company’s Board is not permitted to be less than three or more than fifteen members under the Company’s bylaws. Currently, the Board has fixed the number of directors at seven members. The Board is responsible for nominating members to the Board and for filling vacancies on the Board that may occur between annual meetings of shareholders, in each case upon the recommendation of the Nominating Committee. The Nominating Committee seeks input from other Board members and senior management and may engage a search firm to identify and evaluate potential candidates. The Board and each of the committees of the Board conduct annual self-assessments to determine their effectiveness. Additionally, each committee reviews the adequacy of its charter annually and considers any proposed changes.

BOARD LEADERSHIP STRUCTURE

In May of 2015, Peter Kirlin was appointed as Chief Executive Officer and as a member of the Board of Directors of the Company.  Former Chairman and Chief Executive Officer of the Company, Constantine Macricostas became Executive Chairman at the time of Dr. Kirlin’s appointment as Chief Executive Officer. The Executive Chairman reports directly to the Company’s Board of Directors, assists the Chief Executive Officer in setting the agenda for meetings of the Board of Directors, presides over executive sessions of the Board and performs such other duties as the Board may assign.  The Executive Chairman also works on special projects at the request of the Chief Executive Officer and is also involved in all decisions relating to capital expenditures and strategic planning.

The Board also has a Lead Independent Director. Mr. Fiederowicz serves as Lead Independent Director. Mr. Fiederowicz’s duties include the following: chair any meeting of the independent directors in executive session; facilitate communications between other members of the Board and the Executive Chairman of the Board and Chief Executive Officer (however, each director is free to communicate directly with the Executive Chairman of the Board and the Chief Executive officer); and monitor, with the assistance of the General Counsel, communications from shareholders.

The Board will continue to reexamine our corporate governance policies and leadership structure on an ongoing basis to ensure that they continue to meet the Company’s needs.

THE BOARD OF DIRECTORS’ ROLE IN RISK OVERSIGHT AND ASSESSMENT

The Company has a risk management program overseen by senior management and approved by the Board of Directors. Risks are identified and prioritized by senior management and each prioritized risk is assigned to either a Board committee or the full Board for oversight. For example, strategic risks are overseen by the full Board; financial and business conduct risks are overseen by the Audit Committee or the full Board; risks associated with related party transactions are overseen by the Audit Committee and compensation risks are overseen by the Compensation Committee. Management regularly reports these and other various risks to the relevant committee or the Board. Additional review or reporting of risks is conducted as needed or as requested by the Board or relevant committee.

COMPENSATION RELATED RISK

The Company regularly assesses the risks related to our compensation programs, including our executive compensation programs, and does not believe that the risks arising from our compensation policies and practices are reasonably likely to have a material effect on the Company. Incentive award targets and opportunities are reviewed annually allowing the Compensation Committee to maintain an appropriate balance between rewarding extraordinary performance without encouraging excessive risk taking.

OWNERSHIP OF COMMON
STOCK BY DIRECTORS, OFFICERS
 AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information on the beneficial ownership of the Company’s Common Stock as of February 22, 2016, by: (i) beneficial owners of more than five percent of the Common Stock; (ii) each director; (iii) each Named Executive Officer in the Summary Compensation Table set forth below; and (iv) all directors and currently employed Named Executive Officers of the Company as a group.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)			Percentage of Class
Waddell & Reed Financial, Inc.	8,643,926			12.9%	(3)
6300 Lamar Avenue
Overland Park, KS 66202
Donald Smith & Co., Inc.	6,000,998			8.9%	(4)
152 West 57th Street
New York, NY 10019
Barrow, Hanley, Mewhinney & Strauss, LLC	5,944,395			8.8%	(5)
2200 Ross Avenue, 31st Floor
Dallas, TX 75201-2761
Dimensional Fund Advisors	5,668,379			8.5%	(6)
Palisades West, Building One
6300 Bee Cove Road
Austin, Texas 78746
Black Rock, Inc.	3,741,236			5.6%	(7)
40 East 52nd Street
New York, NY 10022
Franklin Resources, Inc.	3,698,000			5.5%	(8)
One Franklin Parkway
San Mateo, CA 94403‑1906

Officers and Directors

Richelle Burr	94,134	(9)		*
Walter M. Fiederowicz	92,250	(9)		*
Joseph A. Fiorita, Jr.	201,400	(9)	(10)	*
Liang-Choo Hsia	54,000	(9)		*
Soo Hong Jeong	327,525	(9)		*
Peter Kirlin	207,312	(9)		*
Constantine S. Macricostas	1,035,815	(9)	(11)	1.54%
George Macricostas	36,000	(9)		*
Christopher J. Progler	278,035	(9)		*
Sean T. Smith	333,256	(9)		*
Mitchell G. Tyson	110,779	(9)		*
Directors and Named Executive Officers as a group (11 persons)	2,770,506	(12)		4.12%	(9)

* Less than 1%

(1)	The address for all officers and directors is 15 Secor Road, Brookfield, Connecticut 06804.

(2)	Except as otherwise indicated, the named person has the sole voting and investment power with respect to the shares of Common Stock set forth opposite such person’s name.

(3)	Based on Schedule 13G/A filed February 12, 2016.

(4)	Based on Schedule 13G filed February 10, 2016.

(5)	Based on Schedule 13G filed February 3, 2016.

(6)	Based on Schedule 13G/A filed on February 9, 2016.

(7)	Based on Schedule 13G/A filed January 27, 2016.

(8)	Based on Schedule 13G filed February 9, 2016.

(9)	Includes shares of Common Stock subject to stock options exercisable as of February 22, 2016, (or within 60 days thereof), as follows: Ms. Burr: 60,525;Mr. Fiederowicz: 68,250; Mr. Fiorita: 52,000; Dr. Hsia: 12,000; Dr. Jeong 143,125; Dr. Kirlin: 113,500; Mr. Constantine Macricostas: 540,000: Mr. George Macricostas: 2,000; Dr. Progler: 218,135; Mr. Smith: 211,250; and Mr. Tyson: 37,400.

(10)	Includes 300 shares owned by the wife of Mr. Fiorita as to which shares he disclaims beneficial ownership.

(11)	Includes 34,568 shares held by the wife of Mr. Macricostas as to which shares he disclaims beneficial ownership.

(12)	Includes the shares listed in notes (9), (10) and (11) above.

PROPOSAL 1
ELECTION OF DIRECTORS

The Board has nominated 7 directors to be elected at the 2016 Annual Meeting to serve for a one year term. Each of the seven directors of the Company that is elected at the Annual Meeting will serve until the 2017 Annual Meeting of Shareholders (unless such director resigns or otherwise leaves the Board) until their successors are elected and qualified. Each nominee is currently a director of the Company and has agreed to serve if elected. The names of and certain information with respect to the nominees for election as directors are set forth below.

The Company is open and receptive to shareholder communication. If, for any reason, any of the nominees shall become unable to stand for election, the individuals named in the enclosed proxy may exercise their discretion to vote for any substitutes chosen by the Board of Directors, unless the Board of Directors should decide to reduce the number of directors to be elected at the Annual Meeting. The Company has no reason to believe that any nominee will be unable to serve as a director.

The Board of Directors recommends that you vote “FOR” the election of each of the following nominees:

Nominees:

Name and (Age)	Director Since	Position with the Company
Walter M. Fiederowicz	1984	Director
(69 years)

Joseph A. Fiorita, Jr.	1987	Director
(71 years)

Dr. L. C. Hsia	2012	Director
(67 years)

Dr. Peter S. Kirlin	2015	Director
(55 years)

Constantine S. Macricostas	1974	Executive Chairman
(80 years)

George Macricostas	2002	Director
(46 years)

Mitchell G. Tyson	2004	Director
(61 years)

Messrs. Fiederowicz, Fiorita, Hsia, and Tyson qualify as being independent under applicable NASDAQ rules.

In addition to the information set forth in the table above, the following provides certain information about each nominee for election as director, including his principal occupation for at least the past five years. Also set forth below is a brief discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that each nominee and director should serve as a director as of the date of this proxy statement, in light of the Company’s business and structure.

Walter M. Fiederowicz has been a private investor and consultant since August 1997. Mr. Fiederowicz is Chairman of the Compensation Committee and Vice Chairman of the Audit Committee. Mr. Fiederowicz brings to the Board of Directors substantial experience in analyzing and forecasting economic conditions both domestically and internationally. Through his service on the boards of other companies, he has gained extensive experience in leadership, risk management and corporate governance matters. Mr. Fiederowicz brings leadership, and extensive business and financial experience to the Board.

Joseph A. Fiorita, Jr., CPA, has been a partner since 1973 at Fiorita, Kornhaas & Company, P.C., an independent certified public accounting firm with offices located in Danbury and Southbury, Connecticut. He is a member of the Connecticut Society of Certified Public Accountants (CSCPA) and American Institute of Certified Public Accountants (AICPA). He serves as an advisory board member of various closely-held companies and charitable organizations. He is also a Corporator for Newtown Savings Bank. Mr. Fiorita is Chairman of the Audit Committee and Vice Chairman of the Compensation Committee. Mr. Fiorita qualifies as an audit committee financial expert as defined under Item 407 of Regulations S-K audit committee rules. Mr. Fiorita brings to the Board of Directors broad experience in corporate finance and is highly qualified in the fields of accounting and internal controls, both of which contribute to effective service on the Board of Directors. Through his service on the board of directors of other companies, he has gained additional experience in risk management and corporate governance.

Liang-Choo Hsia, was formerly Senior Vice President and Senior Technical Advisor at Global Foundries. He joined Global Foundries as a result of the acquisition of Chartered Semiconductor Manufacturing where, for over ten years, he played a pivotal role in defining roadmaps for advanced node migration and oversaw the company’s participation in the Joint Development Alliance with IBM for advanced manufacturing at the 22/20nm nodes. He joined Chartered after serving for three years as Director of Technology Development of United Microelectronics Corporation in Taiwan. Prior to that, he spent over a decade with IBM as an advisory scientist in various divisions. Dr. Hsia has authored or co-authored over 100 papers and over 50 patents. He resides in Taiwan and has offices in Taiwan and Singapore. Dr. Hsia is a member of the investment committee, Semi Taiwan, he also serves as a Director on the Board of Everam, Inc. Taiwan, a mobile DRAM design house and on the Board of Sequia Microelectronics Corp., Taiwan, a design house for LED power supply chips. Dr. Hsia is Chairman of the Strategic Planning and Technology Development Committee and is a member of the Nominating Committee. Dr. Hsia brings an in depth knowledge and wealth of experience in the industry to the Board.

Peter S. Kirlin joined Photronics in August, 2008 as Senior Vice President, US and Europe. Dr. Kirlin became Chief Executive Officer in May of 2015 after having been named President in 2013. Prior to joining Photronics, Dr. Kirlin, a 25-year veteran of the photomask and semiconductor industries, held several senior leadership positions of increasing responsibility. Dr. Kirlin was Vice President of Business Development at Entegris, a developer, manufacturer and supplier of liquid and gas delivery systems, components and consumables used in the semiconductor manufacturing process; Chairman and Chief Executive Officer of DuPont Photomasks; and Group Vice President of ATMI, a supplier of ultra-high purity materials and services used in the manufacture of semiconductors. Dr. Kirlin also was Executive Chairman of the privately-held firm Akrion, Inc., a provider of surface preparation solutions to the semiconductor and electronics industries. Dr. Kirlin was Executive Chairman of Akrion, Inc. from January 2007 to July 2008. Dr. Kirlin brings leadership, strategic direction, extensive business experience and a wealth of knowledge of the photomask and semiconductor industry to the Board.

Constantine S. Macricostas is Executive Chairman of the Board.  Mr. Macricostas previously served as Chief Executive Officer of the Company on three different occasions from 1974 until August 1997, from February 2004 to June 2005 and from April 2009 until May 2015. Mr. Macricostas is a director of RagingWire Data Centers, Inc., (“RagingWire”). Mr. Macricostas is the father of George Macricostas. Mr. Macricostas’ knowledge of the Company and its operations as well as the industry is invaluable to the Board of Directors in evaluating and directing the Company’s future. Through his long service to the Company and experience in the industry, he has developed extensive knowledge in the areas of leadership, safety, risk oversight, management and corporate governance, each of which provides great value to the Board of Directors.

George Macricostas is Chairman of the Board, Chief Executive Officer, and a founder of RagingWire Data Centers, Inc., a company that provides secure data center infrastructure and managed information technology services to data intensive enterprises. Mr. Macricostas is a member of the Strategic Planning and Technology Development Committee of the Company. Mr. Macricostas is a member of the Board of Directors of the Jane Goodall Institute, and was a finalist in the 2007 Ernst and Young Entrepreneur of the Year program. From November 2005 to January 2007, Mr. Macricostas was Executive Vice Chairman of RagingWire. From May 2000 through November 2010, Mr. Macricostas was Chief Executive Officer of RagingWire. Prior to the founding of RagingWire, from February 1996 until April 2000, Mr. Macricostas was a senior vice president of the Company, where he was responsible for all aspects of the Company’s global information technology infrastructure. Mr. Macricostas is the son of Constantine S. Macricostas. Mr. Macricostas brings over 24 years of technical and business management experience in operations and information technology to the Board of Directors. Through his service on the Board, he has gained additional experience in risk management and corporate governance. Mr. Macricostas brings industry, risk management, leadership and business experience to the Board.

Mitchell G. Tyson is an independent business strategy and innovation consultant and serves on multiple industry, government and corporate boards of directors. He is also an Adjunct Professor at the Brandeis International Business School, a partner in the Clean Energy Venture Group, a partner in Great Dome Associates, chair of the Northeast Clean Energy Council and a member of boards of the Massachusetts Technology Collaborative, Greentown Labs and Venture Café Foundation.  He is also Chairman of the Board of the Bigbelly, Inc. a supplier of enterprise waste management and urban connectivity solutions. Until October 2010 he was the Chief Executive Officer and a Director of Advanced Electron Beams. Prior to joining Advanced Electron Beams in 2005, Mr. Tyson was a corporate consultant and lecturer. Previously, Mr. Tyson served as the Chief Executive Officer of PRI Automation, a publicly traded corporation that supplied automation systems including hardware, software and services to the semiconductor industry. From 1987 to 2002, he held positions of increasing management responsibility and helped transform PRI Automation from a small robotics manufacturer to the world’s leading supplier of semiconductor fab automation systems. Prior to joining PRI Automation, Mr. Tyson worked at GCA Corporation from 1985 to 1987 as Director of Product Management and served as science advisor and legislative assistant to the late U.S. Senator Paul Tsongas from 1979 to 1985. Mr. Tyson is Chairman of the Nominating Committee and a member of the Audit Committee of the Company. Mr. Tyson brings leadership and extensive business experience as well as financial expertise to the Board.

MEETINGS AND COMMITTEES OF THE BOARD

The Board of Directors met four times during the 2015 fiscal year. During fiscal 2015, each director attended all (100%) of the regular meetings of the Board of Directors and 75% of committee meetings of the Board on which such director served.

The Company’s Board of Directors has Audit, Compensation, Nominating and Strategic and Technology Development Committees. Members of the Audit, Compensation and Nominating Committees are comprised of independent, non-employee directors.

The Audit Committee’s functions include the appointment of the Company’s independent registered public accountants, reviewing with such accountants the plan for and results of their auditing engagement and the independence of such accountants. Messrs. Fiederowicz, Fiorita and Tyson are the members of the Audit Committee. All members of this Committee are independent, non-employee directors under applicable NASDAQ.rules and Rule 10A-3 under the Exchange Act.  Mr. Fiorita qualifies as an audit committee financial expert as defined under Item 407 of Regulation S-K. The Audit Committee held 8 meetings during the 2015 fiscal year.

The Compensation Committee’s functions include establishing the compensation levels for our executive officers and overseeing compensation policies and programs for the executive officers of the Company and administration of the Company’s equity and stock plans. This includes setting corporate goals and objectives relevant to compensation of our executive officers and evaluating performance against these goals and objectives. The Committee also reviews and makes recommendations to the Board with respect to director compensation. Members of management, including the Executive Chairman, the Chief Executive Officer, the Chief Financial Officer, the Vice President of Human Resources and the Vice President and General Counsel participate in Compensation Committee meetings when requested by the Committee to present and discuss the materials provided, including recommendations considered to be relative to executive pay and competitive market practices. These members of management assist the Committee in understanding the Company’s business plan and long term strategic direction, developing the performance targets for our performance-based compensation and understanding the technical or regulatory considerations as well as the motivational factors of the decisions that are intended to drive executive and company performance. Although the Committee solicits input and perspective from management regarding executive compensation, the ultimate decision on executive compensation is made solely by the Compensation Committee, and the decision regarding the Chief Executive Officer’s compensation is made by the Compensation Committee without the presence of the Chief Executive Officer. Messrs. Fiederowicz and Fiorita are the members of the Compensation Committee. All members of this Committee are independent, non-employee directors under applicable NASDAQ rules. The Compensation Committee held 7 meetings during the 2015 fiscal year.

The purpose of the Strategic Planning and Technology Development Committee is to assist the Board of Directors with planning and directing the Company towards its vision and strategic goals. Dr. Hsia and Mr. George Macricostas are the members of the Strategic Planning and Technology Development Committee. The Strategic Planning and Development Committee held 3 meetings during the 2015 fiscal year.

The Nominating Committee’s functions include the consideration and nomination of candidates for election to the Board. Mr. Tyson and Dr. Hsia are the members of the Nominating Committee. All members of this Committee are independent, non-employee directors under applicable NASDAQ rules. This Committee held 1 meetings during the 2015 fiscal year.

The minimum qualifications for nominees to be considered by the Nominating Committee are experience as a business or technology leader, the highest ethical standards, the ability to deliver value and leadership to the Company and the ability to understand, in a comprehensive manner, the technology utilized by the Company and its customers for the production of semiconductors and flat panel displays. If an opening for a Director arises, the Board will conduct a search for qualified candidates. The Nominating Committee utilizes its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating Committee will also consider qualified candidates for Director suggested by shareholders in written submissions sent to Photronics, Inc., 15 Secor Road, Brookfield, Connecticut 06804, Attention: Secretary. The Nominating Committee also considers the diversity of backgrounds and expertise represented in the Board’s composition and whether a nominee is qualified to serve may depend in part on the backgrounds of the other directors, so that the Board of Directors as a whole has an appropriate mix of backgrounds and breadth of experience. The Nominating Committee reviews its effectiveness in balancing these considerations through its ongoing consideration of directors and nominees, as well as the Nominating Committee’s annual self-evaluation process. The Nominating Committee evaluates candidates in the same manner, whether the candidate was recommended by a shareholder or not.

The Nominating Committee did not receive any Director nominations from a shareholder for the Annual Meeting.

The Board provides a process for shareholders to send communications to the Board or to any Director individually. Shareholders may send written communications to the Board or to any Director c/o Photronics, Inc., 15 Secor Road, Brookfield, Connecticut 06804, Attention: Secretary. All communications will be compiled by the Secretary and submitted to the Board or the individual Directors on a periodic basis.

It is the Company’s policy that the Directors who stand for election at the Annual Meeting attend the Annual Meeting unless the Director has an irreconcilable conflict and attendance has been excused by the Board. All of the nominees who were Directors during the last fiscal year and who are standing for election at the Annual Meeting attended the 2015 Annual Meeting of Shareholders.

AUDIT COMMITTEE REPORT

The Audit Committee is composed of three directors, each of whom meets the independence requirements of the applicable NASDAQ rules and Rule 10A-3 under the Exchange Act. The Audit Committee operates under a written charter adopted by the Board of Directors of the Company. The Audit Committee also prepares a written self-performance evaluation of the Committee’s performance on an annual basis.

For the fiscal year ended November 1, 2015, the Audit Committee reviewed and discussed the audited financial statements with management, discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (communication with Audit Committees) as amended, as adopted by PCAOB in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirement of PCAOB regarding Deloitte & Touche LLP’s communication with the Audit Committee concerning independence and has discussed with Deloitte & Touche LLP that firm’s independence from the Company and its management. The Audit Committee reviewed and discussed with management and Deloitte & Touche LLP, as appropriate, (1) the audited financial statements and (2) management’s report on internal control over financial reporting and Deloitte & Touche LLP’s related opinions. The Committee considered whether the provision of non-audit services by Deloitte & Touche LLP to the Company is compatible with maintaining the independence of Deloitte & Touche LLP, and concluded that the independence of Deloitte & Touche LLP was not compromised by the provision of such services. The Audit Committee met with management periodically during the fiscal year to review the Company’s Sarbanes-Oxley Section 404 compliance efforts related to internal controls over financial reporting. Additionally, the Audit Committee pre-approved all audit and non-audit services provided to the Company by Deloitte & Touche LLP. Based on the foregoing meetings, reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for fiscal year 2015 be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

The Audit Committee has a formal procedure for reviewing complaints and inquiries about accounting and auditing matters and violations of Company policy.

This report is submitted by:

Joseph A. Fiorita, Jr.
Chairman

Walter M. Fiederowicz

Mitchell G. Tyson

Fees Paid to the Independent Registered Public Accounting Firm

For the fiscal years ended November 1, 2015 and November 2, 2014, the aggregate fees for professional services rendered by Deloitte & Touche LLP were as follows:

	Fiscal 2015	Fiscal 2014
Audit Fees (a)	$1,185,291	$1,139,778
Audit-Related Fees (b)	131,024	336,529
Tax Fees (c)	58,862	49,525
All Other Fees	0	0

Total	$1,375,177	$1,525,832

(a)	Represents aggregate fees in connection with the audit of the Company’s annual financial statements, internal controls over financial reporting and review of the Company’s quarterly financial statements or services normally provided by Deloitte & Touche LLP.

(b)	Represents assurance and other activities not directly related to the audit of the Company’s financial statements.

(c)	Represents aggregate fees in connection with tax compliance, tax advice and tax planning.

EXECUTIVE OFFICERS

The names of the executive officers (the “Named Executive Officers”) of the Company are set forth below together with the positions held by each person in the Company. All executive officers are elected annually by the Board of Directors and serve until their successors are duly elected and qualified.

Name and Age	Position	Served as an Executive Officer Since
Richelle E. Burr, 52	Vice President, General Counsel and Secretary	2010

Peter S. Kirlin, 55	Chief Executive Officer	2008

Constantine S. Macricostas, 80	Executive Chairman	2008

Christopher J. Progler, 52	Vice President, Chief Technology Officer and Strategic Planning	2004

Sean T. Smith, 55	Senior Vice President and Chief Financial Officer	2000

Richelle E. Burr joined Photronics in 2003 as Corporate Counsel. She was promoted to Vice President, Associate General Counsel in 2008 and was appointed Secretary in April of 2009 prior to her appointment as General Counsel in January 2010.

Dr. Peter S. Kirlin was appointed Chief Executive Officer on May 4, 2015. Prior to his appointment as Chief Executive Officer, he served as President of the Company beginning in September of 2013. He joined Photronics in August, 2008 as Senior Vice President, US and Europe.

Constantine S. Macricostas was appointed Executive Chairman on May 4, 2015. Prior to his appointment as Executive Chairman, he served as Chairman of the Board and Chief Executive Officer beginning in September of 2013. Mr. Macricostas also served as Chief Executive Officer and President from April 2009 to September 2013. He served as Interim Chief Executive Officer from July 20, 2008 to April 3, 2009. From February 23, 2004 to June 7, 2005, he also served as Chief Executive Officer. From January 2002 through March 2002, he temporarily assumed the position of President. Mr. Macricostas also served as Chief Executive Officer of the Company from 1974 until August 1997.

Dr. Christopher J. Progler became an executive officer on June 21, 2006. Dr. Progler has been employed by Photronics since 2001 starting with the position of Corporate Chief Scientist. He was promoted to Vice President and Chief Technology Officer in 2004. In 2011 Dr. Progler assumed the added responsibility of Strategic Planning for the Company. Dr. Progler is a Fellow of SPIE - The International Society of Optics and Photonics. He serves on management boards of MP Mask, PDMC, Inpria and IMS nanofabrication. He also serves on technical advisory boards for MP Mask and the Cymer Laser division of ASML.

Sean T. Smith was promoted to Senior Vice President and Chief Financial Officer on January 25, 2005. He was promoted to Vice President and Chief Financial Officer in March 2002 after serving as Vice President and Controller. He joined Photronics in April 2000.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of the Board of Directors (the “Compensation Committee”) is comprised of two of the independent, non-employee members of the Board of Directors. Neither of these individuals was an officer or employee of the Company at any time during fiscal year 2015 or at any other time, and neither of them have interlocking relationships as described in Item 407 of Regulation S-K. The Compensation Committee is responsible for setting and administering the policies governing compensation of our executive officers. The Compensation Committee reviews and approves, among other things, overall annual performance for the Named Executive Officers (identified in the Summary Compensation Table) as well as all participants in the Company’s 2011 Executive Incentive Compensation Plan (“2011 EICP”).

The purpose of this Compensation Discussion and Analysis is to provide material information about the Company’s compensation objectives and policies for its Named Executive Officers and to put into perspective the tabular disclosures and related narratives.  The following report provides information about our compensation programs and policies as well as the outcomes and achievements that resulted in the determination of compensation to our Named Executive Officers. Specific 2015 compensation information for our Executive Chairman, Chief Executive Officer and other Named Executives Officers will be outlined in a series of tables following this report.

Summary

The Company is one of the world’s leading manufacturers of photomasks, which are high precision photographic quartz plates containing microscopic images of electronic circuits. Photomasks are a key element in the manufacture of semiconductors and flat panel displays (“FPDs”), and are used as masters to transfer circuit patterns onto semiconductor wafers and flat panel substrates during the fabrication of integrated circuits (“ICs”) and a variety of FPDs and, to a lesser extent, other types of electrical and optical components. Currently, research and development photomask activities for ICs are focused on 20 nanometer node and below and, for FPDs, on Generation 8 resolution enhancement, substrates larger than Generation 8 and more complex masks for AMOLED type displays.  In 2014, we became the leading edge IC photomask merchant in the world.  We believe we have more sub-20nm capability and capacity than all our competitors combined.

2015 was one of the best years in the history of the Company as we achieved record sales due to a full-year of our Taiwan joint venture, PDMC, and very strong demand for photomasks, particularly at the high-end. Net income was also at record levels, and we were able to generate strong cash flow, even while spending a high level on capital expenditures to increase capability and capacity.

IC sales were up on the contribution from PDMC and on an increase in demand for high-end and mainstream products. High-end memory demand was driven by the industry transition to 20nm DRAM, which began in early 2015 and is still ongoing in the early part of 2016. High-end logic foundries in Asia are ramping 28 and 14nm, a process which began in 2015, but should accelerate in 2016. Mainstream achieved gains in market share and saw new designs.

Our strong operating leverage and manufacturing efficiencies allowed us to leverage our strong revenues into bottom line performance above our initial guidance range for two consecutive quarters.  Our first quarter of fiscal 2015 reflected renewed high-end demand across logic, memory and flat panel customers. Our fourth quarter saw record quarterly sales of $141.7 million and represented the sixth consecutive quarter of year over year revenue growth.  We also had two consecutive quarters with sales up on a sequential basis as well as a year over year basis. We ended the year with record quarterly sales up 14% compared with last year, our net income rose to $18.6 million, our gross margin was 31.5% and operating margin was 19.2% for our fourth quarter. High-end IC and FPD increased 49% and 48% year over year.  We had EBITDA of $50 million and net cash of $73 million up $23 million from 2014 at the end of our fourth quarter. We continue to invest and deploy advanced lithography equipment across our strategically located high-end facilities and our net cash position will provide additional flexibility as we look to invest in our future and increase shareholder value. In fiscal 2015 we also agreed to exchange $57.5 million of our 3.25% convertible senior notes maturing in 2016 for 3.25% notes with a 2019 maturity date.

In May of 2015 half way into our fiscal 2015, we appointed Dr. Peter Kirlin as Chief Executive Officer.  Dr. Kirlin has demonstrated strong leadership skills, keen market insight and a deep commitment to providing superior service to our customers. Constantine Macricostas became Executive Chairman in May of 2015, in support of a smooth transition of leadership.

Our compensation program for our Named Executive Officers received support of approximately 94.5% of the votes cast at our 2015 Annual Meeting of Shareholders. Based on the effectiveness of our compensation program and in consideration of this year’s and prior year’s approval, the Compensation Committee decided to continue the foundation and fundamentals of the compensation structure for fiscal 2015.

Compensation Philosophy

The Company’s compensation philosophy is that rewarding the Company’s executives for their individual and collective efforts and contributions to the Company, in a manner that fosters teamwork and leads to the long-term success of the Company, is in the best interests of its shareholders. The Company also believes that delivering a substantial portion of such rewards in the form of stock or stock options, aligns the interests of the Company’s executives with the interests of shareholders. The Company’s compensation program is designed to attract and retain talented employees by providing adequate incentives to achieve its business objectives, while not encouraging excessively risky behavior. The Compensation Committee periodically reviews the Company’s approach to executive compensation in light of general economic conditions of the semiconductor industry and the Company’s performance, and makes changes when appropriate.

Compensation Objectives

Consistent with the Company’s philosophy, the Company believes that executive compensation must be competitive with other comparable employers in order for qualified employees to be attracted to, and retained by, the Company, and that the Company’s compensation practices should provide incentives for driving better business performance and increasing shareholder value. Accordingly, the four primary objectives of the Company’s compensation program, as administered by the Compensation Committee are:

●	to provide competitive compensation to attract and retain talented employees;

●	to advance the goals of the Company by aligning executives’ interests with shareholder interests;

●	to minimize risks associated with compensation; and

●	to balance the incentives associated with the program in a way that provides incentives for executives to assess and manage risks associated with the Company’s business appropriately, in the context of the Company’s business strategy.

Elements of Compensation

The Compensation Committee uses three primary components to achieve the Company’s primary objectives: base salary, annual cash incentives and stock-based awards. The Company minimizes its perquisites available to its employees as a whole, including its executives.

The Compensation Committee believes that the three primary components of the Company’s compensation result in a compensation program that is competitive and aligns the Named Executive Officers’ interests with shareholder value creation.

Base salaries provide each executive with a fixed, minimum level of cash compensation. The Company believes that it is important for retention, stability and continuity of leadership, that base salaries be competitive with the Company’s peers. Base salaries may be increased or decreased depending upon changes in duties or economic conditions. The base salary of the highest paid executive of the Company, its Chief Executive Officer, was approximately 54% for Constantine Macricostas and 43% for Peter Kirlin of total compensation in 2015.

Annual cash incentives are used to promote the achievement of specific short-term goals of the Company that correspond to certain goals of the Company set on an annual basis and the underlying metrics relating thereto. Approximately 12% of the Named Executive Officers’ compensation in 2015 consisted of annual cash incentives.

Stock-based awards are the Company’s preferred approach to both align the interests of shareholders with the executives, as well as enhance the Company’s retention goals. By virtue of the stock-based awards, the Named Executive Officers are shareholders themselves and participate in the gains in value of the Company’s stock. Over 25% of the Named Executive Officers’ compensation in 2015 consisted of stock-based compensation.

Total Direct Compensation

Chief Executive Officer (Constantine Macricostas)

Total Direct Compensation

Chief Executive Officer (Peter Kirlin)

Total Compensation All Other Named

Executive Officers

Determination of Total Compensation

When determining total compensation, the Compensation Committee assesses five primary factors:

●	the overall performance of the Company;

●	the Named Executive Officer’s role in that performance;

●	the compensation previously received by the Named Executive Officer;

●	the compensation of similarly situated executive officers working for peer group companies; and

●	shareholder feedback.

When linking the Company’s performance and the total compensation of the Named Executive Officers, the Compensation Committee uses both the objective metrics provided for under the 2011 EICP as well as its subjective assessment of the performance of the Company.

When the Compensation Committee evaluates the role of each Named Executive Officer in the performance of the Company, it considers both the recommendation and evaluation of such Named Executive Officer by the Chief Executive Officer (the Chief Executive Officer does not evaluate his own performance) and the Compensation Committee’s assessment of each Named Executive Officer’s leadership qualities, paying particular attention to the scope of his or her duties and the collaboration of such Named Executive Officer with other team members.

In establishing compensation levels for the Company’s Named Executive Officers, identified in the Summary Compensation Table, the Compensation Committee considers compensation at eight publicly traded companies in the semiconductor/electronics industries with similar levels of sales and capital. These companies are Advanced Energy Industries, Inc., Axcelis Technologies, Inc., Brooks Automation, Inc., Cabot Microelectronics Corp., Entegris, Inc., FEI Co, Kulicke & Soffa Industries, Inc., and Veeco Instruments, Inc. Information regarding these companies and their compensation practices is drawn from their proxy statements. The Compensation Committee adjusts executive compensation in connection with this review. Generally, the Compensation Committee believes that the compensation of its executive officers should be set near the median compensation of this comparison group; however it is also important to the Compensation Committee that compensation reflect individual performance and that may warrant compensation up to 20% above or below the median.

In addition, while establishing its compensation policies for a given year, the Compensation Committee will evaluate the results from the most recent shareholder advisory vote on compensation to consider the implications of such advisory vote for the compensation policies and determine whether changes are appropriate. At the 2015 Annual Shareholders Meeting, 94.5% of the votes cast with respect to the advisory vote on executive compensation voted to approve the executive compensation paid in fiscal 2014. In light of this vote, as well as the Compensation Committee’s review of the compensation arrangements discussed above, general market pay practices for its executives and its assessments of individual and corporate performance, the Compensation Committee determined that no significant change in its compensation policies would be made. The Compensation Committee will consider the results from this year’s and future shareholder advisory votes regarding future executive compensation decisions.

The Compensation Committee does not use tally sheets.

Base Salary

The Compensation Committee evaluates and establishes base salary levels in light of economic conditions (generally and in the regions where executives work) and comparisons to other similarly situated companies. Base salary is designed to recognize an executive’s knowledge, skills, abilities, level of responsibility and ongoing performance. The Compensation Committee targets base salary for all executives to be at a level consistent with our assessment of their value relative to their peers in the labor market, while also taking into account our need to maintain costs in light of business conditions and the challenging economic times. Any recommendations for salary changes to any Named Executive Officers (other than the Chief Executive Officer) are made by the Chief Executive Officer and presented to the Compensation Committee for approval.

In fiscal 2015 all Named Executive Officers received a 2% salary increase as part of a Company-wide salary increase.

In fiscal 2016 all Named Executive Officers received a 2% salary increase as part of a Company-wide salary increase except for the Chief Executive Officer who received an approximate 10% increase and his salary became $575,000 and the Executive Chairman who received an approximate 4% increase and his salary became $425,000.

In May of 2015 Dr. Kirlin became Chief Executive Officer of Photronics and his salary was increased to $525,000.

In May of 2015 Mr. Macricostas became Executive Chairman and his salary became $410,000 per year.

Annual Incentives

Participation in the 2011 EICP is limited to key employees of the Company as designated by the Compensation Committee. The 2011 EICP is administered by the Compensation Committee, which has full power and authority to determine which key employees of the Company receive awards under the 2011 EICP, set performance goals and bonus targets for each fiscal year, interpret and construe the terms of the 2011 EICP and to make all determinations it deems necessary in the administration of the 2011 EICP, including any determination with respect to the achievement of performance goals and the application of such achievement to the bonus targets. The 2011 EICP sets out quantitative and qualitative categories of business criteria upon which performance goals are based. The business criteria measures within each category may be assigned different weightings based upon their relative degree of importance as determined by the Compensation Committee.

In the quantitative category, one or more of the following business criteria may be used as performance measures: (i) net sales, (ii) operating income, (iii) net income, (iv) earnings per share of common stock, (v) net cash flows provided by operating activities, (vi) increase in working capital, (vii) return on invested capital, (viii) return on equity and/or (ix) debt reduction. In the qualitative category, the business criteria relate to objective individual performance, taking into account individual goals and objectives. The performance goals with respect to each category of business criteria are established by the Compensation Committee within ninety days of the commencement of each fiscal year. Annual bonus targets are either expressed as a percentage of current salary or a fixed monetary amount with respect to each performance goal. At the end of each fiscal year for which a bonus may be earned, the Compensation Committee determines each participant’s level of achievement of the established performance goals. Consistent with the relevant provisions of the Dodd-Frank Act, the Company will “clawback”, or retroactively adjust if the relevant performance measures that awards are based upon are later restated or otherwise adjusted in a manner that would reduce the size of the award or payment. The Compensation Committee may amend or terminate the 2011 EICP at any time provided that no amendment will be effective prior to approval of the Company’s shareholders to the extent such approval is required to preserve deductibility of compensation paid pursuant to the 2011 EICP under Section 162(m) of the Internal Revenue Service Code or otherwise required by law.

The Compensation Committee met in January of 2015 and established 4 metrics for fiscal 2015 that were to be used under the 2011 EICP.

Metric	Target	Actual Performance
EBITDA	$144MM	Exceeded
Net Income	$27MM	Exceeded
Penetrate 14nm logic market with a leadership position at certain defined customers	Competitively Sensitive	Achieved
Accelerate the Company’s business in a certain region of the world	Competitively Sensitive	Achieved 2 out of 3 sub metrics

The metrics for fiscal 2015 were EBITDA of $144 million based on full year performance (EBITDA as defined in our credit agreement, is GAAP net income plus interest expense, income tax expense, depreciation and amortization, plus (less) special items as defined); net income $27 million based on full year performance ( net income defined as net income attributable to Photronics, Inc. shareholders which is revenues and income less expenses and net oncome attributable to noncontrolling interests,, excluding one-time items divided by sales); penetrate 14nm logic markets with a leadership position at certain defined customers; and accelerate the Company’s business in a certain region of the world. Each of the four metrics was given equal weight and personal performance of each Named Executive Officers was also given the same weight as each individual metric. The maximum payout upon certification of attainment of targets for 2015 for the Named Executive Officers (with the exception of the CEO) was 35% of the applicable Named Executive Officer’s base salary. The Chief Executive Officer’s maximum payout was 50%. The Compensation Committee also has the discretion to reduce the maximum amount payable to any Named Executive Officer in its sole discretion. In order for the Named Executive Officers to be eligible for a cash bonus for fiscal 2015, the Company was required to meet at least two of the metrics. In November and December of 2015, the Compensation Committee met and reviewed the metrics established in January and also reviewed the performance of the Company for fiscal 2015. The Compensation Committee determined that the Company exceeded two of the targets; met one of the targets and for one of the metrics 2 out of the 3 sub metrics were met. The Company did not completely meet the fourth metric. Based on such achievement the Named Executive Officers were eligible for a cash incentive up to 35% of their respective base salaries (with the exception of the CEO who was eligible to receive 50%). However, the Compensation Committee considered that not all four metrics were completely achieved; the Company did not meet an internal goal it established; a new high-end tool introduction into manufacturing ramp was slower than expected; and the ramp of 14nm business was not as strong as anticipated-. Therefore, the Compensation Committee decided to award the following bonus to each of the Named Executive Officers under the 2011 EICP in December 2015 for fiscal 2015.

Ms. Richelle Burr	$67,300
Dr. Jeong	$87,500
Dr. Peter S. Kirlin	$150,000
Mr. Constantine S. Macricostas	$110,000
Dr. Christopher J. Progler	$90,000
Mr. Sean T. Smith	$67,000

In January of 2016, the Compensation Committee met and established goals for 2016 under the 2011 EICP. The goals established for 2016 were: achieve net income target; achieve EBITDA target; grow high end IC market share and accelerate growth via business development.

Long Term Equity Incentives

The Company’s long term incentive program uses restricted stock and stock options. The plans allow for the grant of stock options and restricted stock awards to directors and executive officers of the Company, as well as other employees of the Company.

The Compensation Committee believes that the grant of stock options and restricted stock awards provides a strong link between executive compensation and shareholder return, aligning the long term interests of its executives with those of the Company’s shareholders and thereby promoting strategic planning while minimizing excessive risk.

In March of 2007, the Company adopted a Long Term Equity Incentive Plan (“LTEIP”). In April of 2010 as well as 2014, the LTEIP was amended to increase the number of shares available for issuance under the plan and to increase the amount of restricted stock allowed to be issued thereunder. The LTEIP permits the grant of stock options, restricted stock, stock appreciation rights, performance shares and performance units as well as restricted stock units and other equity-based awards. The granting of equity awards under the LTEIP is generally decided every December at the Company’s Board of Directors meeting. Grants to executive officers under the LTEIP are based on job responsibilities and the potential for individual contribution impacting the Company’s overall performance. When considering grants, the Compensation Committee exercises judgment and discretion, generally using a sliding scale approach and also considers previous stock award grants in order to align generally with its overall compensation philosophy. For example, the Compensation Committee may consider reducing grants in a particular year, when a Named Executive Officer has large realizable gains from stock award grants in previous years. The Company generally provides restricted stock awards and stock options pursuant to the terms of the LTEIP.

The annual option granting process generally begins with the Compensation Committee providing direction to the Chief Executive Officer as to the total number of shares available for grant for the year. The Chief Executive Officer then provides individual grant recommendations to the Compensation Committee (except for his own) for review and approval. The Chief Executive Officer’s recommendation is a subjective evaluation of the Named Executive Officers contributions to the Company’s future success, the level of incentive compensation previously received as well as the market price of the common stock on the date of grant. The Compensation Committee considers the aggregate number of shares available, the number of shares previously awarded and the number of individuals to whom the Company wishes to grant stock options or restricted stock awards. The Compensation Committee reserves the right to consider any factors it considers relevant under the circumstances then prevailing in reaching its determination regarding the amount of each stock option and/or restricted stock award. Option awards typically vest 25% per year beginning one year after the grant date, with full vesting on the fourth anniversary of the grant date. The options expire ten years after the grant date, unless the employee separates earlier from the Company, at which point the vested options expire 30 days after separation. The exercise price is equal to the closing price of our common stock on the date of grant.

Restricted stock awards typically vest 25% per year beginning one year after the grant date, with full vesting on the fourth anniversary of the grant date. Any shares not fully vested on the date the employee separates from the Company are forfeited.

The Chief Executive Officer’s grant is determined by the Compensation Committee at its sole discretion, based on the Compensation Committee’s evaluation of the Chief Executive Officer’s expected contribution to the Company’s future success, the level of incentive compensation previously awarded, the overall performance of the Company, a review of the Chief Executive Officer’s peer group compensation and the market price of the Company’s common stock on the date of grant.

When determining the long term incentive grants in December of 2015, the Compensation Committee considered the overall performance of the Company in 2015, the fact that 2015 was one of the best years in the history of the Company as we achieved record sales due to a full-year of our Taiwan JV, PDMC, and very strong demand for photomasks, particularly at the high-end. Net income was also at record levels, and we were able to generate strong cash flow, even while spending a high level on capital expenditures to increase capability and capacity, our strong operating leverage and manufacturing efficiencies that allowed us to leverage our strong revenues into bottom line performance above our initial guidance range for two consecutive quarters.  Our first quarter of fiscal 2015 reflected renewed high-end demand across logic, memory and flat panel customers. Our fourth quarter saw record quarterly sales of $141.7 million and represented the sixth consecutive quarter of year over year revenue growth.  We also had two consecutive quarters with sales up on a sequential basis as well as a year over year basis. We ended the year with record quarterly sales up 14% compared with last year, our net income rose to $18.6 million, our gross margin was 31.5% and operating margin was 19.2% for our fourth quarter. High-End IC and FPD increased 49% and 48% year over year.  We had EBITDA of $50 million and net cash of $73 million up $23 million from 2014 at the end of our fourth quarter. We continue to invest and deploy advanced lithography equipment across our strategically located high-end facilities and our net cash position will provide additional flexibility as we look to invest in our future and increase shareholder value. In fiscal 2015 we also agreed to exchange $57.5 million of our 3.25% convertible senior notes maturing in 2016 for 3.25% notes with a 2019 maturity date

Based on the determination of the Compensation Committee, the Named Executive Officers received the following grants on January 4, 2016:

	Stock Options	Restricted Stock
Ms. Richelle Burr	25,500	4,250
Dr. SH Jeong	30,000	5,000
Dr. Peter Kirlin	60,000	12,500
Mr. Constantine Macricostas	40,000	12,500
Dr. Christopher J. Progler	33,000	5,600
Mr. Sean Smith	38,250	6,375

The stock options were granted with an exercise price of $12.13 and will expire on January 4, 2026. The shares of restricted stock will vest in four equal increments over the next four years except for Mr. Macricostas whose final increment will vest in May of 2019.  The awards although granted in fiscal 2016 were granted for fiscal 2015 performance as well as an incentive to retain the Named Executive Officers.

In December of 2015, the Compensation Committee adopted stock ownership guidelines effective for the calendar year 2016.  The ownership requirements will be determined as a multiple of base salary or a non-management directors annual cash retainer converted to a fixed number of shares as follows:  Executive Chairman 2 x annual base salary; Chief Executive Officer 2x annual base salary; Chief Financial Officer; Chief Technology Officer; General Counsel; President and COO Asia; and General Manager of PDMC 1x annual base salary and Non-Management Directors 2x annual cash retainer fee.  Stock that counts towards satisfaction of guidelines includes shares owned outright by the participant, stock held in Photronics’ Employee Stock Purchase Plan, restricted stock issued or granted, whether or not vested and shares acquired upon stock option exercises.  The stock price used to calculate conversion will be the average stock price over the twenty trading days prior to the given date.  Participants have five years to achieve their designated ownership level.

In order to continue to promote the long term financial success of the Company and its Subsidiaries and assist the Company in attracting, retaining and motivating highly qualified individuals and continue grants of stock options, restricted stock, stock appreciation rights, performance shares and performance units and other equity-based awards, the Board of Directors has approved the 2016 Equity Incentive Compensation Plan and we are seeking shareholder approval of the plan.  A further description of the proposed plan is set forth below on page 28 of this proxy statement.

Health and Welfare and Retirement Benefits

The Named Executive Officers participate in a variety of health and welfare and paid time off benefits designed to allow the Company to retain its workforce. With the exception of the benefits described below for Dr. Jeong, the benefits program enjoyed by the Company’s Named Executive Officers is the same as that offered to all other domestic employees.

The Company does not have a defined benefit pension plan or supplemental retirement plan. However, the Company does have a Profit Sharing and Savings Plan (the “Plan”). The Plan is a 401(k) compliant plan which enables participating employees to make contributions from their earnings and share in the contributions the Company makes to a trust fund maintained by the trustee. An account in the trust fund is maintained by the trustee for the Plan. All employees are eligible to participate in the Plan, except for nonresident aliens with no United States earned income from the Company and temporary employees or interns. The minimum amount that an employee can contribute is 1% and the maximum amount is 50%. In fiscal year 2015, the Company provided a matching contribution based on the contributions that participating employees made to the Plan. Participating employees received a matching contribution of 50% of the first 4% of their contribution to the Plan.

Dr. Jeong is entitled to participate in the PKL employee benefit plans and arrangements as may be established from time to time in Korea (which may include, without limitation, medical plan, dental plan, disability plan, basic life insurance and business travel accident insurance plan, as well as the Company’s bonus plan(s), and stock award plans or any successor plans thereto). The Company and PKL have the right to terminate or change any such plans or programs at any time. Upon termination of Dr. Jeong’s employment with PKL, Dr. Jeong will receive a lump sum payment of U.S. $108,000 multiplied by the total number of years that Dr. Jeong was employed by PKL (including years prior to the date of his employee agreement). The sum of $108,000 shall be fixed and is not subject to escalation or increase based on any bonus or salary increase that Dr. Jeong may receive during the term of his agreement.

Employment Agreements

In order to retain the Named Executive Officers and retain continuity of management in the event of an actual or threatened change of control, the Company has entered into employment agreements with each of the Named Executive Officers. Each agreement covers title, duties and responsibilities and stipulates compensation terms. Each employment agreement also sets forth the severance benefits due in the event of a change in control or termination without cause. These employment agreements are described below under the caption “Certain Agreements.” The estimate of the compensation that would be payable in the event of a change in control or termination without cause is described below under the caption “Potential Payments Upon Termination or Change in Control.” The Compensation Committee believes that these agreements are a competitive requirement to attract and retain highly qualified executive officers. Before authorizing the Company to enter into the employment agreements with the Named Executive Officers, the Compensation Committee analyzed each of the termination and change in control arrangements and determined that each arrangement was advisable and appropriate under the circumstances of the Company and given the circumstances of each of the individual Named Executive Officers. The Compensation Committee will review these arrangements again upon the renewal of each employment agreement.

Perquisites

The Company offers very limited perquisites to its executive officers.  The .use of a company car or a car allowance to employees is provided to the Named Executive Officers as indicated in the Summary Compensation Table. .

Tax and Accounting Impact on Compensation

Financial reporting and income tax consequences to the Company of individual compensation elements are important considerations for the Compensation Committee when it is analyzing the overall level of compensation and the mix of compensation. Overall, the Compensation Committee seeks to balance its objective of ensuring an effective compensation package for the Named Executive Officers while attempting to ensure the deductibility of such compensation – while ensuring an appropriate and transparent impact on reported earnings and other closely followed financial measures.

Section 162(m) of the Internal Revenue Code limits the amount of compensation paid to each Named Executive Officer that may be deducted by the Company to $1 million in any year. There is an exception to the $1 million limitation for performance-based compensation that meets certain requirements. Historically, the compensation paid to our executive officers has not exceeded this limit due to the performance based exception. To the extent that it is practicable and consistent with the Company’s executive compensation philosophy, the Company intends to design its executive officer compensation policy to ensure the deductibility of such compensation under Section 162(m) or if it is determined not to be in the best interest of stockholders, the Compensation Committee will abide by its compensation philosophy even if it results in a loss of deductibility.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee, comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis (CD&A) with the Company’s management. Based on the review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the CD&A be included in these Proxy Materials.

Respectfully submitted,

Walter M. Fiederowicz, Chairman
Joseph A. Fiorita, Jr.

EXECUTIVE COMPENSATION

The following table sets forth certain information regarding compensation paid or accrued by the Company for services rendered for the three-year period ended November 1, 2015, to each of the individuals who served (i) as the Chief Executive Officer; (ii) Chief Financial Officer and (iii) the other most highly compensated executive officers of the Company whose total salary and bonus exceeded $100,000 and (iv) one previous executive officer of the Company Dr. Jeong ceased being a Named Executive Officer of the Company in January of 2015.  Dr. Jeong is President and COO of Asia and is reflected throughout this report as he was a Named Executive Officer for two months of fiscal 2015 (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Richelle Burr Vice President, General Counsel and Secretary	2015	254,808	67,300	34.294	96,975	12,000	(3)	465,377
	2014	250,000	50,000	36,920	111,125	12,554	(3)	460,599
Soo Hong Jeong President and Chief Operating Officer Asia	2015	484,500	87,500	41,150	116,370	108,000	(4)	837,520
	2014	475,000	35,000	22,150	66,675	108,000	(4)	706,825
	2013	475,000	0	76,440	155,080	108,000	(4)	814,520
Peter S. Kirlin Chief Executive Officer	2015	489,115	150,000	150,125	343,755	14,300	(5)	1,147,295
	2014	450,000	65,000	66,450	200,025	17,200	(5)	798,675
	2013	332,000	32,000	60,060	127,941	17,100	(5)	569,101
Constantine S. Macricostas Executive Chairman	2015	518,308	110,000	82,300	232,740	22,796	(6)	966,144
	2014	600,000	60,000	88,600	266,700	46,430	(6)	1,061,730
	2013	600,000	60,000	109,200	232,620	23,208	(6)	1,025,028
Christopher J. Progler Vice President, Chief Technology Officer, Strategic Planning	2015	331,250	90,000	45,265	128,007	17,300	(7)	611,822
	2014	330,000	63,000	48,730	146,685	17,223	(7)	605,638
	2013	300,000	30,000	54,600	116,310	17,254	(7)	518,164
Sean T. Smith Senior Vice President, Chief Financial Officer	2015	382,211	67,000	51,438	145,463	12,819	(8)	658,931
	2014	375,000	45,000	55,375	166,688	13,030	(8)	655,093
	2013	375,000	37,500	73,710	145,387	7,712	(8)	639,309

(1)	The amounts shown in the “Stock Awards” column represents the closing price of the Company’s Common Stock on the date of grant multiplied by the number of shares awarded in accordance with ASC No. 718.

(2)	The amounts included in this column represent the grant date fair value of the options calculated in accordance with ASC No. 718. The assumptions used in determining the fair value of these options are set forth in Note 9 of the Company’s Annual Report on Form 10-K.

(3)	Represents car allowance and matching contribution pursuant to the Company’s 401(k) Savings and Profit Sharing Plan.

(4)	Upon termination of Dr. Jeong’s employment with PKL, Dr. Jeong will receive a lump sum payment of $108,000 multiplied by the total number of years that Dr. Jeong was employed by PKL (including years prior to the date of his employment agreement). The sum of $108,000 is fixed and is not subject to escalation or increase based on any bonus or salary increase that Dr. Jeong may receive. The Company provides Dr. Jeong with a company car and driver, as is customary in Korea.

(5)	Represents car allowance and matching contribution pursuant to the Company’s 401(k) Savings and Profit Sharing Plan.

(6)	Represents allowance for personal use of a Company car and medical reimbursements.

(7)	Represents car allowance and matching contribution pursuant to the Company’s 401(k) Savings and Profit Sharing Plan.

(8)	Represents allowance for personal use of a Company car and matching contribution pursuant to the Company’s 401(k) Savings and Profit Sharing Plan.

GRANT OF PLAN-BASED AWARDS TABLE

During the fiscal year ended November 1, 2015, the following plan-based awards were granted to the
Named Executive Officers

Name	Grant Date	Stock Awards Shares of Stock or Units (#)(1)	All Other Stock Awards: Number of Shares of Stock(1)	Exercise Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards $
Richelle Burr	12/19/2014	4,167	25,000	8.23	131,269
Soo Hong Jeong	12/19/2014	5,000	30,000	8.23	157,520
Peter S. Kirlin	12/19/2014	7,500	45,000	8.23	236,280
	5/4/2015	10,000	50,000	8.84	257,600
Constantine S. Macricostas	12/19/2014	10,000	60,000	8.23	315,040
Christopher J. Progler	12/19/2014	5,500	33,000	8.23	173,272
Sean T. Smith	12/19/2014	6,250	37,500	8.23	196,900

(1)	The number of shares of Common Stock underlying each option is equal to such number of options.

See the Compensation Discussion and Analysis for an explanation of the amount of salary and bonus in proportion to total compensation and a description of the material terms of plan based awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name		Option Awards				Stock Awards
	Grant Date	No. of Securities Underlying Unexercised Options (#) Exercisable	No. of Securities Underlying Unexercised Options (1) (#) Un-exercisable	Option Exercise Price ($)	Option Expiration Date	No. of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Richelle Burr	6/2/2006	1,500	0	17.02	6/02/2016
	11/10/2008	1,750	0	0.76	11/10/2018
	12/21/2009	1,813	0	4.42	12/21/2019
	12/10/2010	15,000	0	6.71	12/10/2020
	12/9/2011					1,875	(2)	17,981
	12/9/2011	11,250	3,750	6.32	12/9/2021
	12/7/2012	11,250	11,250	5.46	12/7/2022
	12/7/2012					4,000	(2)	38,360
	12/13/2013	6,250	18,750	8.86	12/13/2023
	12/13/2013					3,126	(2)	29,978
	12/19/2014	0	25,000	8.23	12/19/2024
	12/19/2014					4,167	(2)	39,962

Soo Hong Jeong	6/2/2006	90,000	0	17.02	6/2/2016
	12/9/2011					4,063	(2)	38,964
	12/9/2011	24,375	8,125	6.32	12/9/2021
	12/7/2012					7,000	(2)	67,130
	12/7/2012	20,000	20,000	5.46	12/7/2022
	12/13/2013					1,875	(2)	17,981
	12/13/2013	3,750	11,250	8.86	12/13/2023
	12/19/2014					5,000	(2)	47,950
	12/19/2014	0	30,000	8.23	12/19/2024

Peter S. Kirlin	8/29/2008	25,000	0	3.27	8/29/2018
	12/21/2009	35,000	0	4.42	12/21/2019
	12/10/2010	20,000	0	6.71	12/10/2020
	12/9/2011					2,500	(2)	23,975
	12/9/2011	15,000	5,000	6.32	12/9/2021
	12/7/2012	16,500	16,500	5.46	12/7/2022
	12/7/2012					5,500	(2)	52,745
	12/13/2013	11,250	33,750	8.86	12/13/2023
	12/13/2013					5,625	(2)	53,944
	12/19/2014	0	45,000	8.23	12/19/2024
	12/19/2014					7,500	(2)	71,925
	5/4/2015	0	50,000	8.84	5/4/2025
	5/4/2015					10,000	(2)	95,900

Constantine S. Macricostas	12/21/2009	225,000	0	4.42	12/21/2019
	12/10/2010	112,500	0	6.71	12/10/2020
	12/9/2011					14,063	(2)	134,864
	12/9/2011	84,375	28,125	6.32	12/9/2021
	12/7/2012					10,000	(2)	95,900
	12/7/2012	30,000	30,000	5.46	12/7/2022
	12/13/2013	15,000	45,000	8.86	12/13/2023
	12/13/2013					7,500	(2)	71,925
	12/19/2014	0	60,000	8.23	12/19/2024
	12/19/2014					10,000	(2)	95,900

Christopher J. Progler	6/2/2006	80,000	0	17.02	6/02/2016
	11/10/2008	35,000	0	0.76	11/10/2018
	12/21/2009	35,000	0	4.42	12/21/2019
	12/10/2010	17,500	0	6.71	12/10/2020
	12/9/2011					2,188	(2)	20,983
	12/9/2011	13,125	4,375	6.32	12/9/2021
	12/7/2012					5,000	(2)	47,950
	12/7/2012	15,000	15,000	5.46	12/7/2022
	12/13/2013	8,250	24,750	8.86	12/13/2023
	12/13/2013					4,125	(2)	39,559
	12/19/2014	0	33,000	8.23	12/19/2024
	12/19/2014					5,500	(2)	52,745

Name	Option Awards					Stock Awards
	Grant Date	No. of Securities Underlying Unexercised Options (#) Exercisable	No. of Securities Underlying Unexercised Options (1) (#) Un-exercisable	Option Exercise Price ($)	Option Expiration Date	No. of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Sean T. Smith	6/2/2006	90,000	0	17.02	6/2/2016
12/21/2009		50,000	0	4.42	12/21/2019
12/10/2010		25,000	0	6.71	12/10/2020
12/9/2011						3,125	(2)	29,969
12/9/2011		18,750	6,250	6.32	12/9/2021
12/7/2012						6,750	(2)	64,733
12/7/2012		18,750	18,750	5.46	12/7/2022
12/13/2013		9,375	28,125	8.86	12/13/2023
12/13/2013						4,688	(2)	44,958
12/19/2014		0	37,500	8.23	12/19/2024
12/19/2014						6,250	(2)	59,938

(1)	The options vest 25% on each of the first 4 anniversaries of the date of the grant

(2)	Represents restricted stock awards which vest 25% on each of the first 4 anniversaries of the date of the grant.

OPTION EXERCISES AND STOCK VESTED
FISCAL YEAR ENDED NOVEMBER 1, 2015

Name (a)	Option Awards		Stock Awards
	No. of Shares Acquired On Exercise (#) (b)	Value Realized on Exercise ($) (c)	No. of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Richelle Burr	30,000	131,841	6,791	57,575

Soo Hong Jeong	146,875	633,313	12,250	104,593

Peter S. Kirlin	25,000	131,903	9,625	81,433

Constantine S. Macricostas	0	0	35,625	306,600

Christopher J. Progler	0	0	8,250	69,847

Sean T. Smith	16,250	121,713	11,187	94,885

CERTAIN AGREEMENTS

Ms. Burr and the Company entered into a 3 year employment agreement dated May 21, 2010. The agreement provided for a base salary of $170,000. The Compensation Committee or the Board of Directors reviews Burr’s base salary from time to time in accordance with normal business practices of the Company and as a result of such review may increase her base salary. Burr’s current base salary is $260,000. Ms.Burr’s salary increased in December of 2015 as a result of a 2% salary increase.  Ms. Burr received a bonus of $67,300 for fiscal 2015. Ms. Burr’s agreement is automatically extended for consecutive 1 year periods unless the Company gives at least 30 days notice of its intent not to renew. Ms. Burr is entitled to participate in employee benefit plans and arrangements as established by the Company for similarly situated executives. Ms. Burr is also entitled to receive an automobile allowance or company car in accordance with the Company’s policies and provisions applicable to other similarly situated executives of the Company. If the agreement is terminated by the Company for reasons other than for “cause”, or Ms. Burr resigns for “good reason”. Ms. Burr will receive a payment equal to 100% of her base salary paid out over 12 months. The agreement also provides severance payments equal to 150% of her base salary payable over 18 months in the event of involuntary termination other than for “cause” (including a resignation for “good reason”) following a “change in control” and Ms. Burr’s stock options or similar rights will become immediately vested. Ms. Burr has agreed not to engage in any activity that competes with the Company’s business during the term of his employment agreement and for twelve months thereafter.

On January 1, 2011, the Company, PK, Ltd. and Dr. Jeong entered into a three year employment agreement. The agreement is automatically extended for consecutive 1 year periods unless the Company gives Dr. Jeong at least thirty (30) days notice of its intent not to renew. The agreement provided for a base salary of $484,500. Dr. Jeong received a bonus of $87,500 for fiscal 2015. During the term of the agreement, and for a period of 2 years thereafter, Dr. Jeong has agreed not to engage in any activity that competes with the Company or a subsidiary of the Company. Dr. Jeong is entitled to participate in the PKL employee benefit plans and arrangements established from time to time in Korea (which may include, without limitation, medical, dental, disability plans, basic life insurance and business travel accident insurance plans, and the Company’s bonus plan(s), or stock award plans or any successor plans thereto). The Company and PKL have the right to terminate or change any such plans or programs at any time. Upon termination of Dr. Jeong’s employment with PKL, Dr. Jeong will receive a lump sum payment of U.S. $108,000 multiplied by the total number of years that Dr. Jeong was employed by PKL (including years prior to the date of the agreement). The sum of $108,000 is fixed, and is not subject to escalation or increase based on any bonus or salary increase that Dr. Jeong may receive during the term of the agreement. During the term of the agreement, the Company provides Dr. Jeong with a company car and driver, as is customary in Korea. The Company also pays the annual membership fee on behalf of Dr. Jeong to a country club in Korea that Dr. Jeong has membership to and uses for business purposes, as is customary in Korea.

Dr. Kirlin and the Company entered into a three year employment agreement dated May 21, 2010 which was amended May 4, 2015. The agreement provided for a base salary of $525,000. The Compensation Committee or the Board of Directors reviews Dr. Kirlin’s base salary from time to time in accordance with normal business practices of the Company and as a result of such review may increase his base salary. Dr. Kirlin’s current base salary is $575,000. Dr. Kirlin’s salary was increased in May as a result of his promotion to Chief Executive Officer and again in December of 2015. Dr. Kirlin received a bonus of $150,000 for fiscal 2015. The agreement is automatically extended for consecutive 1 year periods unless the Company gives at least 30 days notice of its intent not to renew. Dr. Kirlin is entitled to participate in employee benefit plans and arrangements as established by the Company for similarly situated executives. Dr. Kirlin is also entitled to receive an automobile allowance or company car in accordance with the Company’s policies and provisions applicable to other similarly situated executives of the Company. If the agreement is terminated by the Company for reasons other than for “cause”, or Dr. Kirlin resigns for “good reason” Dr. Kirlin will receive a payment equal to 100% of his base salary paid out over twelve months. The agreement also provides severance payments equal to 150% of his base salary payable over 18 months in the event of involuntary termination other than for “cause” (including a resignation for “good reason”) following a “change in control” and Dr. Kirlin’s stock options or similar rights will become immediately vested. Dr. Kirlin has agreed not to engage in any activity that competes with the Company’s business during the term of his employment agreement and for twelve months thereafter.

Mr. Constantine Macricostas and the Company entered into a four year employment agreement dated May 4, 2015. The agreement provides for a base salary of $410,000. Mr. Macricostas’ salary was increased in December of 2015.  Mr. Macricostas current salary is $425,000. The Company also provides Mr. Macricostas with medical reimburstment up to $20,000 per year, as well as use of an automobile owned by the Company. Mr. Macricostas has the right to purchase the Company automobile for the net book value of the car at the time of purchase.  Mr. Macricostas received a bonus of $110,000 for fiscal 2015. If Mr. Macricostas separates from the Company (as defined the agreement) he will receive a payment of $410,000 annually for the then remaining term of this Agreement.  Additionally if there is a “change in control” of the Company during the term of this Agreement, Mr. Macricostas shall receive a payment of $410,000 annually for the then remaining term of his Agreement and his stock options and similar rights will become immediately vested. Mr. Macricostas is subject to a non compete during the term of his employment agreement and for a period of twelve months thereafter

Dr. Progler and the Company entered into a three year employment agreement dated September 10, 2007. The agreement provided for a base salary of $243,000 per year. The Compensation Committee or the Board of Directors reviews Dr. Progler’s base salary from time to time in accordance with normal business practices of the Company, and as a result of such reviews may increase his base salary. Dr. Progler’s current base salary is $343,000. which reflects a 2% salary increase in December of 2015.  Dr. Progler received a bonus of $90,000 for fiscal 2015. The agreement is automatically extended for consecutive 1 year periods unless the Company gives at least 30 days notice of its intent not to renew. Dr. Progler is entitled to participate in employee benefit plans and arrangements as established by the Company for similarly situated executives. Dr. Progler is also entitled to receive an automobile allowance or company car in accordance with the Company’s policies and provisions applicable to other similarly situated executives of the Company. If the agreement is terminated by the Company for reasons other than for “cause,” or Dr. Progler resigns for “good reason”, Dr. Progler will receive a payment equal to 100% of his base salary paid out over 12 months. The agreement also provides severance payments equal to 150% of his base salary payable over 18 months in the event of involuntary termination other than for “cause” (including a resignation for “good reason”) following a “change in control” and Dr. Progler’s stock options or similar rights will become immediately vested. Dr. Progler has agreed not to engage in any activity that competes with the Company’s business during the term of his employment agreement and for twelve months thereafter.

Mr. Smith and the Company entered into a three year employment agreement dated February 20, 2003. The agreement provided for a base salary of $210,000. The Compensation Committee or the Board of Directors reviews Mr. Smith’s base salary from time to time in accordance with normal business practices of the Company, and as a result of such reviews may increase his base salary. Mr. Smith’s current base salary is $390,000.which reflects a 2% salary increase in December of 2015.  Mr. Smith received a bonus of $67,000 for fiscal 2015. The agreement is automatically extended for consecutive 1 year periods unless the Company gives at least 30 days notice of its intent not to renew. Mr. Smith is entitled to participate in employee benefit plans and arrangements as established by the Company for similarly situated executives. Mr. Smith is also entitled to receive an automobile allowance or company car in accordance with the Company’s policies and provisions applicable to other similarly situated executives of the Company. If the agreement is terminated by the Company for reasons other than for “cause,” or Mr. Smith resigns for “good reason”, Mr. Smith will receive a payment equal to 100% of his base salary paid out over 12 months. The agreement also provides severance payments equal to 150% of his base salary payable over 18 months in the event of involuntary termination other than for “cause” (including a resignation for “good reason”) following a “change in control” and Mr. Smith’s stock options or similar rights will become immediately vested. Mr. Smith has agreed not to engage in any activity that competes with the Company’s business during the term of his employment agreement and for twelve  months thereafter.

For purpose of all the forgoing, “good reason” means the relocation of the Company’s principal executive offices outside the United States without the employee’s consent or any reduction in his salary or health benefits without the employee’s consent.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	No. of Shares to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants, and rights (b)	No. of Shares remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity Compensation Plan Approved by Shareholders	4,312,262	$7.56	3,788,423	(1)

Equity Compensation Plans Not Approved by shareholders	0	0	0

Total	4,312,262	$7.56	3,788,423

(1)	Represents shares of Photronics Common Stock issuable pursuant to future issuance under the Company’s 2007 Long Term Equity Incentive Plan (the “LTEIP”) and shares available under the Company’s Employee Stock Purchase Plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Ms. Burr, Dr. Jeong, Dr. Kirlin, Mr. Macricostas, Dr. Progler and Mr. Smith have employment agreements with the Company that provide for severance payments in the event of termination by the Company without cause, termination upon a change of control or resignation by such Named Executive Officer with good reason. The employment agreements are further described above under the caption “Certain Agreements”.

The table below was prepared as if the Named Executives Officer’s employment was terminated as of November 1, 2015, the last business day of our 2015 fiscal year and, if applicable, a change in control occurred on that date. The table also utilizes the closing share price of Photronics Common Stock on November 1, 2015.

Name	Severance Payment ($)(1)	Benefit Plans ($)(2)		Options ($)(3)	Restricted Stock ($)(4)	Total ($)
Richelle Burr
Termination without cause or resignation for good reason.	260,000	18,000				278,000

Termination upon change of control	390,000	18,000		106,413	123,884	638,297

SH Jeong(5)
Termination without cause or resignation for good reason.	484,500					484,500

Termination upon change of control	726,750	0		158,181	172,025	1,056,956

Sean T. Smith
Termination without cause or resignation for good reason.	390,000	18,000				408,000

Termination upon change of control	585,000	18,000		169,406	199,597	972,003

Christopher J. Progler
Termination without cause or resignation for good reason.	343,000	18,000				361,000

Termination upon change of control	514,500	18,000		139,204	161,237	832,941

Peter S. Kirlin
Termination without cause or resignation for good reason.	575,000	18,000				593,000

Termination upon change of control	862,500	18,000		207,833	298,489	1,386,822

Constantine Macricostas
Executive Chairnan Separation from the Company	410,000	20,000	(6)			430,000

Termination upon Change of Control	1,640,000	20,000		330,319	398,589	2,388,908

(1)	Assumes no bonus will be paid as part of the severance payment. The calculation was based on base salary for fiscal 2016.

(2)	Assumes a payment of $1,500 per month for COBRA premiums for 12 months.

(3)	The value of options assumes all outstanding option awards that are in the money and as of November 1, 2015, were immediately vested upon the change of control, regardless of whether termination of employment, for any reason, has occurred, as provided under the Company’s stock incentive plans. The amount is calculated by multiplying the amount of unvested options granted by the closing price on the date of grant and then deducting that number from the number of unvested options granted multiplied by the closing share price on November 1, 2015. The closing price on the date of grant was $6.32 for the award granted on December 9, 2011, $5.46 for the award granted on December 7, 2012, and $8.86 for the award granted on December 13, 2013 and $8.23 for the award granted on December 19, 2014. The closing price on November 1, 2015 was $9.59.

(4)	The value of restricted stock assumes all unvested outstanding awards as of November 1, 2015, were immediately vested upon the change of control, regardless of whether termination of employment, for any reason has occurred, as provided under the Company’s stock incentive plans. In the case of restricted stock the value is based on the number of outstanding shares that would not ordinarily have vested as of November 1, 2015, multiplied by $9.59, the applicable closing share price on November 1, 2015.

(5)	The amount set forth above does not include the severance payment of $108,000 multiplied by the number of years that Dr. Jeong was employed by PK, Ltd.

(6)	If Mr. Macricostas separates from the company as defined in the Agreement, he will receive $410,000 for the then remaining term of the Agreement.

DIRECTORS’ COMPENSATION

Directors who are not employees of the Company each received an annual retainer of $40,000, in addition to a fee of $4,000 for each director’s meeting attended in fiscal 2015.

Grants of stock as part of the Directors’ annual compensation are generally made at the first Board meeting of the Company’s fiscal year. For fiscal 2015 each Director received a restricted stock award of 12,000 shares. The restrictions on the awards lapse quarterly over the one-year service period. We believe that providing part of the directors’ annual retainer compensation in the form of equity rather than cash serves to align the interest of our directors with our shareholders as they become shareholders themselves.

Directors who are also employees of the Company are not compensated for serving on the Board.

In fiscal 2015 the Chairman of the Audit Committee received an additional annual retainer of $40,000 and the Vice Chairman received an additional annual retainer of $20,000. In fiscal 2015, the other member of the Audit Committee received an additional annual retainer of $15,000. Members of the Audit Committee receive a per diem payment of $1,250 for travel in connection with the Audit Committee and for Board of Director assignments. The Chairman of the Compensation Committee received an additional annual retainer of $40,000 and the Vice Chairman of the Compensation Committee receives an additional annual retainer of $20,000. In fiscal 2015, the Chairman of the Strategic Planning and Development Committee received an additional annual retainer of $15,000 and the Vice Chairman received an additional annual retainer of $10,000. In fiscal 2015, the Chairman of the Nominating Committee received an additional annual retainer of $20,000 and the Vice Chairman received an additional annual retainer of $10,000. From time to time, management may request the involvement of one or more directors outside of board meetings in connection with the development or consideration of strategic initiatives. The directors are paid an additional $2,500 per diem prorated fee for the time devoted to such matters.

At the meeting of the Board of Directors held in December 2015, the Compensation Committee recommended to the Board the compensation to be paid to the Board for fiscal 2016. The Board, after considering this recommendation, then established the annual compensation for the directors. When assessing the directors’ compensation, the Compensation Committee reviews the compensation of the directors of its peer group (the peer group is described above in the Compensation Discussion and Analysis), reviewing each element of director compensation including the annual retainer, the committee chair retainer, meeting fees and equity awards, to determine whether the amount is competitive and reasonable for the services provided by the directors. We provide higher annual retainers for service as the Chair(s) of the Audit and Compensation Committee. We believe that providing part of the directors’ annual retainer compensation in the form of equity rather than cash serves to align the interests of our directors with our shareholders as they become shareholders themselves. The annual retainer for Directors who are not employees for 2016 is $40,000 and a meeting fee of $4,000. Grants of stock as part of the Directors’ annual compensation are generally made at the first Board meeting of the Company’s fiscal year. For fiscal 2016 each Director received a restricted stock award of 12,000 shares in January of 2016. The restrictions on the awards lapse quarterly over the one-year service period.

In fiscal 2016, the Chairman of the Audit Committee will receive an additional annual retainer of $40,000 and the Vice Chairman will receive an additional annual retainer of $20,000. In fiscal 2016, the other member of the Audit Committee will receive an additional annual retainer of $15,000. Members of the Audit Committee receive a per diem payment of $1,250 for travel in connection with the Audit Committee and for Board of Director assignments. The Chairman of the Compensation Committee will receive an additional annual retainer of $40,000 and the Vice Chairman of the Compensation Committee will receive an additional annual retainer of $20,000. In fiscal 2016, the Chairman of the Strategic Planning and Development Committee will receive an additional annual retainer of $15,000 and the Vice Chairman will receive an additional annual retainer of $10,000. In fiscal 2016, the Chairman of the Nominating Committee will receive an additional annual retainer of $20,000 and the Vice Chairman will receive an additional annual retainer of $10,000. From time to time, management may request the involvement of one or more directors outside of board meetings in connection with the development or consideration of strategic initiatives. The directors may earn an additional $2,500 per diem prorated fee for the time devoted to such matters.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Total ($)
Walter M. Fiederowicz	116,000	(2)	98,760	214,760

Joseph A. Fiorita	116,000	(3)	98,760	214,760

George Macricostas	66,000	(4)	98,760	164,760

Mitchell G. Tyson	91,000	(5)	98,760	189,760

Liang-Choo Hsia	81,000	(6)	98,760	179,760

1.	The amounts shown for each director represents 12,000 shares of stock granted on December 19, 2014 with a closing stock price of $8.23. The restricted stock vests quarterly over a year.

2.	Represents $40,000 as an annual retainer, $40,000 as Chairman of the Compensation Committee, $20,000 as Vice Chairman of the Audit Committee, and $16,000 for meeting fees (4 meetings at $4,000 per meeting).

3.	Represents $40,000 as an annual retainer, $40,000 as Chairman of the Audit Committee, $20,000 as Vice Chairman of the Compensation Committee, and $16,000 for meeting fees (4 meetings at $4,000 per meeting).

4.	Represents $40,000 as an annual retainer and $10,000 as a member of the Strategic Planning and Technology Development Committee and $16,000 for meeting fees (4 meetings at $4,000 per meeting).

5.	Represents $40,000 as an annual retainer and $15,000 as a member of the Audit Committee, $20,000 as Chairman of the Nominating Committee, and $16,000 for meeting fees (4 meetings at $4,000 per meeting).

6.	Represents $40,000 as an annual retainer, $15,000 as Chairman of the Strategic Planning and Technology Development Committee, $10,000 as Member of the Nominating Committee, and $16,000 for meeting fees (4 meetings at $4,000 per meeting).

COMPENSATION COMMITTEE
INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2015, no members of the Compensation Committee were officers or employees of the Company or any of its subsidiaries. During fiscal 2015, no executive officers of the Company served on the Compensation Committee or the Board of Directors of another entity whose executive officers served on the Company’s Compensation Committee.

PROPOSAL 2
APPROVE THE 2016 EQUITY INCENTIVE COMPENSATION PLAN

For the purpose of aiding the Company and its subsidiaries in attracting, retaining and motivating qualified personnel, the Company adopted a new equity incentive plan (the “2016 EICP”) in 2016. We believe that the 2016 EICP is essential to the Company’s continued success. In addition to stock options, stock appreciation rights, restricted stock, performance shares and performance units, the 2016 EICP also permits the granting of restricted stock units and other equity-based awards. The awards provided under the 2016 EICP are vital to our ability to attract and retain the highly skilled individuals who work for the Company and who serve on its Board of Directors.

The approval of a majority of the votes cast by the shareholders entitled to vote at the Annual Meeting is needed to adopt the 2016 EICP.

The text of the 2016 EICP appears at the end of this Proxy Statement as Annex A. The following description of the 2016 EICP should be read in conjunction with the full text of the 2016 EICP.

Administration

The 2016 EICP will generally be administered by the Compensation Committee of the Board of Directors (the “Compensation Committee”). The Compensation Committee has the authority to determine, subject to the provisions of the 2016 EICP, who will be granted awards, the terms and conditions of awards, and the number of shares subject to, or the cash amount payable with respect to, an award. The Compensation Committee may also make factual determinations in connection with the administration or interpretation of the 2016 EICP. To the extent not prohibited by applicable laws, rules and regulations, the Compensation Committee may also, from time to time, delegate some or all of its authority under the 2016 EICP to a subcommittee or to other persons or groups of persons as it deems necessary, appropriate or advisable. Additionally, subject to applicable laws, rules and regulations, any authority or responsibility that, under the terms of the 2016 EICP may be exercised by the Compensation Committee, may alternatively be exercised by the Board of Directors of the Company.

Eligibility

The Compensation Committee has the authority under the 2016 EICP to select the individuals who will be granted awards from among the officers, employees and directors, non-employee directors, consultants, advisors and independent contractors of the Company or a subsidiary of the Company.

Number of Shares Available for Issuance

A maximum of four million (4,000,000) shares of Common Stock may be issued under the 2016 EICP. Such shares may be authorized but unissued shares, shares previously issued and reacquired by the Company, or both. Any shares subject to awards which, for any reason, expire or are terminated or forfeited, become available again for grant under the 2016 EICP. Additionally shares that are tendered or withheld to pay the exercise price of an award or to satisfy tax withholding obligations and exercised shares covered by a stock-settled stock appreciation right will not be available for issuance pursuant to a new award. The Compensation Committee shall have full authority to determine the effect of a change in control, on the vesting, exercisability, settlement, payment or lapse of restrictions applicable to an award under the 2016 EICP.

Types of Awards; Limits

The Compensation Committee may grant the following types of awards under the 2016 EICP: options; restricted stock; restricted stock units; stock appreciation rights; performance stock; performance units; and other awards based on, or related to, shares of the Company’s Common Stock.  However the 2016 EICP contains various limits with respect to the types of awards as follows:  no more than 2,000,000 shares can be granted as restricted shares and no more than 15% of the shares measured as of the Effective Date can be granted to any Participant in any fiscal year; provided however that non Non-Employee Director may receive more than 30,000 shares in any fiscal year.

Stock Options

A stock option is the right to acquire shares of the Company’s Common Stock at a fixed exercise price for a fixed period of time (generally up to ten years). The exercise price is set by the Compensation Committee but cannot be less than 100% of the fair market value of the Company’s Common Stock on the date of grant.

The Compensation Committee may grant either incentive stock options or nonqualified stock options. As described in detail below, incentive stock options entitle the participant, but not the Company, to preferential tax treatment. The Compensation Committee determines the rules and procedures for exercising options. The exercise price may be paid in cash, shares, a combination of cash and shares, through net settlement (meaning the Company withholds shares otherwise issuable upon exercise to pay the exercise price), or by any other means authorized by the Compensation Committee, including cashless exercise, a procedure whereby vested shares covered by the option are sold by a broker and a portion of the sale proceeds are delivered to the Company to pay the exercise price.

Stock Appreciation Rights

Stock appreciation rights are awards that entitle the participant to receive an amount equal to the excess, if any, of the fair market value on the exercise date of the number of shares for which the stock appreciation right is exercised over the grant price. The grant price is set by the Compensation Committee, but cannot be less than 100% of the fair market value of the Company’s Common Stock on the date of grant. Payment to the participant on exercise may be made in cash or shares, as determined by the Compensation Committee. If the Compensation Committee determines at the time of grant that a stock appreciation right may be settled only in shares, the term may not exceed ten years. The Compensation Committee may grant stock appreciation rights in tandem with an option.

Restricted Stock

Restricted stock awards are shares of Company Common Stock that are subject to cancellation, restrictions, and vesting conditions, as determined by the Compensation Committee. The shares may be either granted or sold to the participant.

Restricted Stock Units

Restricted stock units entitle a participant to receive one or more shares of Company Common Stock in the future upon satisfaction of vesting conditions determined by the Compensation Committee. The Compensation Committee determines whether restricted stock units will be settled through the delivery of shares, cash of equivalent value, or a combination of shares and cash.

Performance Stock and Performance Units

Performance stock and performance unit awards entitle a participant to receive a target number of shares if specified performance targets are achieved during a specified performance period. The Compensation Committee sets the performance targets and performance period at the date of grant. When the Compensation Committee determines the performance targets have been satisfied, performance stock and performance units are settled through the delivery of shares of Company Common Stock, cash of equivalent value, or a combination of cash and shares.

Section 162(m) Performance-Based Awards

The Compensation Committee may determine whether any award is a “performance-based” award for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code.” Any awards designated to be “performance-based compensation” will be conditioned on the achievement of one or more specified performance goals established by the Compensation Committee at the date of grant. The performance goals will be comprised of specified levels of one or more of the following performance criteria, as the Compensation Committee deems appropriate: net income; cash flow or cash flow on investment; pre-tax or post-tax profit levels or earnings; growth in managed assets; operating earnings; return on investment; earned value added; expense reduction levels; free cash flow; free cash flow per share; earnings per share; net earnings per share; return on assets; return on net assets; return on equity; return on capital; return on sales; operating margin; total stockholder return or stock price appreciation; EBITDA; adjusted EBITDA; revenue; or revenue before deferral, in each case determined in accordance with generally accepted accounting principles or in accordance with non-GAAP accounting historically used by the Company consistently applied on a business unit, subsidiary or consolidated basis or any combination thereof.

The performance goals may be described in terms of objectives that are related to the individual participant or objectives that are Company-wide or related to a subsidiary, division, department, region, function or business unit. Performance goals may be measured on an absolute or cumulative basis, or on the basis of percentage of improvement over time. Further, performance goals may be measured in terms of Company performance (or performance of the applicable subsidiary, division, department, region, function or business unit), or measured relative to selected peer companies or a market index.

The applicable performance goals will be established by the Compensation Committee within 90 days following the commencement of the applicable performance period (or such earlier or later date as permitted or required by Section 162(m)). Each participant will be assigned a target number of shares of the Company’s Common Stock or cash value payable if target performance goals are achieved. The Compensation Committee will certify the attainment of the performance goals at the end of the applicable performance period. If a participant’s performance exceeds such participant’s target performance goals, the number of shares of Company Common Stock or the cash value payable under the performance-based award may be greater than the target number, but in no event can the amounts exceed the award limits described above. In addition, unless otherwise provided in an award agreement, the Compensation Committee may reduce the number of shares or cash value payable with respect to a performance-based award even if the performance objectives are satisfied.

Amendment and Termination; Term

Generally, the Board may terminate, amend, modify, or suspend the 2016 EICP at any time. The Company will obtain stockholder approval of any termination, amendment, modification, or suspension if required by applicable law or NASDAQ rule. Subject to limited exceptions, no termination, amendment, modification, or suspension may materially impair the rights of a participant with respect to an outstanding award without the participant’s consent. Unless terminated earlier, the 2016 EICP will expire in 2026, on the tenth anniversary of the effective date and no additional awards may be granted after this date.

Change of Control

In the event of a change of control of the Company, the Compensation Committee may take steps it considers appropriate, including accelerating vesting, modifying an award to reflect the change of control, or providing that outstanding awards will be assumed, or substituted for, by the surviving corporation or permitting or requiring participants to surrender options and stock appreciation rights in exchange for a cash payout equal to the difference between the highest price paid in the change of control and the exercise price. Generally, unless the Compensation Committee determines otherwise at the time of grant, the default treatment of outstanding awards upon a change of control is as follows:

•	options and stock appreciation rights immediately vest in full and remain exercisable until the second anniversary of the participant’s termination of employment or, if earlier, the expiration of the award’s initial term;

•	restrictions imposed on restricted stock and restricted stock units immediately lapse;

•	the performance targets with respect to performance units, performance stock, or other awards that vest upon satisfaction of performance objectives shall be deemed attained at target levels; and

•	the vesting of all other awards that are specified with respect to shares shall be accelerated.

The following events generally result in a change of control:

•	one individual or entity acquires at least 35% of the voting power of the Company;.

•	a majority of the Company directors are replaced by directors not approved by the Board;

•	there is a merger or consolidation of the Company that results in new stockholders having at least 35% of the voting power of the Company;

•	there is a sale of all or substantially all of the Company assets; or

•	the Company’s stockholders approve a plan of liquidation or dissolution.

Repricing of Options and Stock Appreciation Rights

Options and stock appreciation rights may not be repriced. For these purposes, to reprice an award means (i) to reduce the exercise or grant price, or (ii) grant a new award with a lower exercise or grant price in exchange for the cancellation of the original award.

Adjustments or Changes in Capitalization

In the event of a stock split, reverse stock split, stock dividend, extraordinary cash dividends, recapitalization, liquidation, merger or other corporate event affecting the shares of the Company’s Common Stock, the aggregate number of shares available for issuance under the 2016 EICP, the various 2016 EICP limits, and the number of shares subject to, and exercise or grant price of, outstanding awards may be appropriately adjusted by the Compensation Committee.

Limited Transferability

Generally, an award may only be transferred upon the participant’s death to a designated beneficiary or in accordance with the participant’s will or the laws of descent or distribution, and, except for incentive stock options, pursuant to a domestic relations order. The Compensation Committee also may permit limited transferability, generally to a participant’s family member, a trust for the benefit of a family member, or a charitable organization.

U.S. Tax Treatment of Awards

Incentive Stock Options

An ISO results in no taxable income to the optionee or a deduction to the Company at the time it is granted or exercised. However, the excess of the fair market value of the shares acquired over the option price is an item of adjustment in computing the alternative minimum taxable income of the optionee. If the optionee holds the stock received as a result of an exercise of an ISO for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the stock is treated as a long-term capital gain. If the shares are disposed of during this period, however, (i.e., a “disqualifying disposition”), then the optionee will include in income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the shares, upon exercise of the option over the option price (or, if less, the excess of the amount realized upon disposition over the option price). The excess, if any, of the sale price over the fair market value on the date of exercise will be a short-term capital gain. In such case, the Company will be entitled to a deduction, in the year of such a disposition, for the amount includible in the optionee’s income as compensation. The optionee’s basis in the shares acquired upon exercise of an ISO is equal to the option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

Non-Qualified Stock Options

A Non-Qualified Stock Option (“NQO”) results in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising such an option will, at that time, realize taxable compensation in the amount of the difference between the option price and the then market value of the shares. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to the Company in the year of exercise in an amount equal to the taxable compensation recognized by the optionee.

The optionee’s basis in such shares is equal to the sum of the option price plus the amount includible in his or her income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the shares will be a long-term or short-term gain (or loss), depending upon the holding period of the shares.

If a NQO is exercised by tendering previously owned shares of the Company’s Common Stock in payment of the option price, then, instead of the treatment described above, the following generally will apply; a number of new shares equal to the number of previously owned shares tendered will be considered to have been received in a tax-free exchange; the optionee’s basis and holding period for such number of new shares will be equal to the basis and holding period of the previously owned shares exchanged. The optionee will have compensation income equal to the fair market value on the date of exercise of the number of new shares received in excess of such number of exchanged shares; the optionee’s basis in such excess shares will be equal to the amount of such compensation income; and the holding period in such shares will begin on the date of exercise.

Stock Appreciation Rights

Generally, the recipient of a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted. If an employee receives the appreciation inherent in the SARs in cash, the cash will be taxed as ordinary income to the employee at the time it is received. If an employee receives the appreciation inherent in the SARs in stock, the spread between the then current market value and the base price will be taxed as ordinary income to the employee at the time it is received. In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the settlement of a SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the settlement.

Other Awards

The current United States federal income tax consequences of other awards authorized under the 2016 EICP are generally in accordance with the following: (i) restricted stock is generally subject to ordinary income tax at the time the restrictions lapse, unless the recipient elects to accelerate recognition as of the date of grant; (ii) stock unit awards are generally subject to ordinary income tax at the time of payment; and (iii) unrestricted stock awards are generally subject to ordinary income tax at the time of grant. In each of the foregoing cases, the Company will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

Tax Treatment of Awards to Non-Employee Directors and to Employees Outside the United States

The grant and exercise of options and awards under the 2016 EICP to non-employee Directors and to employees outside the United States may be taxed on a different basis.

New Awards

It is not possible to determine the type or size of the awards that will be granted and received by any particular employee or groups in the future. Therefore, the benefits to be allocated to any individual or to various groups of individuals are not presently determinable.

THE BOARD OF DIRECTORS HAS APPROVED THE 2016 EQUITY INCENTIVE COMPENSATION PLAN
DESCRIBED ABOVE AND RECOMMENDS THAT YOU VOTE “FOR” ADOPTION OF THE PLAN

PROPOSAL 3

TO RE-APPROVE THE PERFORMANCE MEASURES UNDER THE 2011 EXECUTIVE INCENTIVE PLAN

We are asking the Company’s shareholders to re-approve the performance measures under the 2011 Executive Incentive Plan, pursuant to Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”), to preserve corporate income tax deductions that may become available to the Company. The Company is asking shareholders for this approval so that the Company may grant to executive officers, whose compensation is covered by Section 162(m), performance-based compensatory awards that are intended to be exempt from the tax deduction limitations of Section 162(m).

Pursuant to Section 162(m), the Company generally may not deduct for federal income tax purposes compensation paid to such a covered employee to the extent that the covered employee receives from the Company more than $1 million in compensation in any single year. Compensation that is paid based on achievement of pre-established performance goals that are set by the Executive Compensation Committee, where stockholder approval of the material terms of the performance goals is received at least once every five years, is exempt from the tax deduction limitations of Section 162(m). The Board of Directors approved the 2011 Executive Incentive Compensation Plan in late 2010, and the 2011 Executive Incentive Compensation Plan was approved by the shareholders in April 2011.

Shareholders are not being asked to approve an increase in the number of shares available for grant under the 2011 Executive Incentive Plan, any modification of the performance measures under the 2011 Executive Incentive Compensation Plan or any other amendment to the 2011 Executive Incentive Plan at this time. The Company is asking the shareholders at the Annual Meeting to re-approve the performance measures of the Plan.

The following is a summary of the material features of the 2011 Executive Incentive Plan and is qualified in its entirety by reference to the 2011 Executive Incentive Plan, a copy of which was filed with the SEC and may be accessed from the SEC’s website at http://www.sec.gov. Capitalized terms not otherwise defined are used as set forth in the 2011 Executive Incentive Compensation Plan.

Eligibility

Participation in the 2011 Executive Incentive Plan will be limited to key employees of the Company designated by the Chief Executive Officer of the Company and the Compensation Committee of the Board (the “Committee”).

Plan Administration

The 2011 Executive Incentive Plan will be administered by the Committee, which has full power and authority to determine which key employees of the Company will receive awards under the 2011 Executive Incentive Plan, to set performance goals and bonus targets as of the commencement of any fiscal year, to interpret and construe the terms of the 2011 Executive Incentive Plan and to make all determinations it deems necessary in the administration of the 2011 Executive Incentive Plan, including any determination with respect to the achievement of performance goals and the application of such achievement to the bonus targets.

Bonus Formula

The 2011 Executive Incentive Plan is designed to pay an annual bonus based on predetermined percentages and the degree of achievement of predetermined performance goals with respect to specific business criteria. The 2011 Executive Incentive Plan sets out quantitative and qualitative categories of business criteria upon which performance goals will be based. The business criteria measures within each category are assigned weightings based upon their relative degree of importance as determined by the Committee.

In the quantitative category, one or more of the following business criteria may be used as performance measures: (i) net sales, (ii) operating income, (iii) net income, (iv) earnings per share of common stock (fully diluted), (v) cash flow generation, (vi) working capital, (vii) return on invested capital, (viii) return on equity and (ix) debt reduction. Quantitative criteria used to measure the performance of a participant employed in a business unit (i.e., subsidiary or division) of the Company may be based in whole or in part on results for the fiscal year of such business unit. In the qualitative category, the business criteria relate to objective individual performance, taking into account individual goals and objectives.

The performance goals with respect to each category of business criteria are established by the Committee within 90 days of the commencement of each fiscal year. In addition, within 90 days of the commencement of each fiscal year, a performance threshold for each performance goal is established with respect to each participant, representing the minimum level of achievement that the participant must attain in order to receive a bonus under the Annual Plan.

Bonus Targets

Annual bonus targets are either expressed as a percentage of current salary or a fixed monetary amount with respect to each category of business criteria applied. The Committee determines the target percentages or amounts annually for each individual participating in the 2011 Executive Incentive Plan within 90 days of the commencement of the fiscal year.

Bonus Payments

At the end of any fiscal year for which a bonus may be earned, the Committee determines each participant’s level of achievement of the performance goals. The percentage of achievement is then applied to the bonus targets to determine the amount of bonus for each participant.

Termination and Amendment

The Committee may amend or terminate the 2011 Executive Incentive Plan at any time, provided that no amendment will be effective prior to approval by the Company’s stockholders to the extent such approval is required to preserve deductibility of compensation paid pursuant to the Annual Plan under Section 162(m) of the Code or otherwise required by law.

The Board of Directors recommends that you vote “FOR” the re-approval of the performance measures under the 2011 Executive Incentive Compensation Plan.

PROPOSAL 4
RATIFICATION OF THE SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte& Touche LLP (“D&T”), independent registered public accounting firm, to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending October 30, 2016. We are asking you to ratify this selection at the meeting.

A representative of D&T will attend the meeting to answer appropriate questions and may make a statement.

Approval of this proposal to ratify the appointment of D&T requires a majority of the votes cast by the shareholders entitled to vote at the Annual Meeting.

The Board of Directors recommends that you vote “FOR” this proposal to ratify the selection of D&T as independent registered public accountants for Photronics, Inc. and its subsidiaries for the fiscal year ending October 30, 2016.

PROPOSAL 5
TO APPROVE, BY NON-BINDING VOTE, THE COMPENSATION OF OUR NAMED
EXECUTIVE OFFICERS

Pursuant to the Dodd-Frank Act, we are asking our shareholders to provide advisory approval of the compensation of our Named Executive Officers, as we have described it in the “Compensation Discussion and Analysis” section of this proxy statement beginning on page 13. While this vote is advisory, and not binding on the Company, it will provide information to our Compensation Committee regarding investor sentiment about our executive compensation philosophy, policies and practices which the Compensation Committee will be able to consider when determining executive compensation for the remainder of fiscal 2016 and beyond. For the reasons stated below, we are requesting your approval of the following non-binding resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

The compensation of our Named Executive Officers and our compensation philosophy policies are comprehensively described in the Compensation Discussion and Analysis, and its accompanying tables (including all footnotes).

The Compensation Committee designs our compensation policies for our Named Executive Officers to create executive compensation arrangements that are competitive, align pay with creating shareholder value and balance compensation risk appropriately in the context of the Company’s business strategy. Based on its review of the total compensation of our Named Executive Officers for fiscal year 2015, the Compensation Committee believes that the total compensation for each of the Named Executive Officers is reasonable and effectively achieves the designed objectives of driving Company performance, attracting, retaining and motivating our people, aligning our executives with shareholders’ long-term interests and discouraging excessive risk taking.

Neither the approval nor the disapproval of this resolution will be binding on us or the Board of Directors or will be construed as overruling a decision by us or the Board of Directors. Neither the approval nor the disapproval of this resolution will create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for us or the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVING THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has an operating policy the purpose of which is to ensure that contracts with entities in which any director, officer or other member of management has a financial interest are competitively priced and commercially reasonable. Under the policy, any such contract must be reviewed and approved in advance by the Audit Committee. To the extent that anyone on the Audit Committee is the person with a financial interest, the Chief Executive Officer and Chief Financial Officer of the Company will obtain independent assessment of the commercial reasonableness of the contract when considered necessary.

The Company believes that the terms of the transactions described below with affiliated persons were negotiated at arm’s length and were no less favorable to the Company than the Company could have obtained from non-affiliated parties.

The Company is a party to a long-term service contract entered into in 2002 pursuant to which it outsources certain administration of its global wide area network and related communication services to RagingWire Data Centers, Inc. (“RagingWire”), a supplier of secure data center facilities and managed information technology services, located in Ashburn, Virgina and Sacramento, California. Constantine Macricostas is a member of the Board of Directors of RagingWire, and his son, George Macricostas is Chairman of the Board, Chief Executive Officer, President and a founder of RagingWire. The decision to pursue an outsourced solution to satisfy the Company’s network and communication needs was made by our management, and we obtained bids from and reviewed the service offerings of six other global and regional vendors before RagingWire was selected as the most favorably priced solution for its service offerings. During the 2015 fiscal year, the Company incurred expenses of $1.0 million for services provided to the Company by RagingWire and had an outstanding balance of less than $0.1 million as of November 1, 2015. As of November 1, 2015, the Company had contracted with this service provider for various services through June 2016 at a cost of approximately $0.2 million.

Dr. Soo Hong Jeong, who also serves as the Chairman, Chief Executive Officer and President of the Company’s majority held subsidiary in Korea, PK Ltd. (“PKL”) is also a significant shareholder of S&S Tech which serves as a supplier of photomask blanks to the Company. In fiscal 2015, the Company purchased $20.2 million of photomask blanks from S&S Tech of which $4.5 million was owed to S&S Tech at November 1, 2015.

SOLICITATION OF PROXIES AND COSTS THEREOF

We will bear the costs of solicitation of proxies. We have engaged The Proxy Advisory Group, LLC ® , to assist us with the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements both of which are not expected to exceed $10,000 in the aggregate. In addition to solicitations by mail, The Proxy Advisory Group, LLC and certain of our officers may solicit proxies by telephone, email and personal interviews without additional remuneration. We will request brokers, custodians and fiduciaries to forward proxy solicitation material to the owners of shares of our common stock that they hold in their names. We will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of our proxy materials.

As of the date of this proxy statement, the Board of Directors knows of no matters which will be presented for consideration at the Annual Meeting of Shareholders other than the proposals set forth in this Proxy Statement. If any other matters properly come before the Annual Meeting of Shareholders the persons named in the proxy will act in respect thereof in accordance with their best judgment.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file an initial report of beneficial ownership on Form 3 and changes in beneficial ownership on Form 4 or 5 with the SEC. Executive officers, directors and greater than ten percent shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during the last fiscal year, all filing requirements applicable to its executive officers, directors and ten percent shareholders were timely except for one late Form 4 filing.

FORM 10-K AND ADDITIONAL INFORMATION

The Company’s annual report filed with the SEC on Form 10-K for the year ended November 1, 2015, which includes audited financial statements and financial statement schedules, will be furnished, free of charge, upon written request directed to the Secretary, Photronics, Inc., 15 Secor Road, Brookfield, Connecticut 06804 (203-775-9000).

MULTIPLE SHAREHOLDERS SHARING THE SAME ADDRESS

The Company has adopted a procedure approved by the SEC called “householding” which will reduce our printing costs and postage fees. Under this procedure, multiple shareholders residing at the same address will receive a single copy of the annual report and proxy statement unless the shareholder notifies the Company that they wish to receive individual copies. Shareholders may revoke their consent to householding at any time by contacting Broadridge Financial Services, Inc. either by calling toll-free at (800) 542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717. The Company will remove you from the householding program within 30 days of receipt of your response, following which you will receive an individual copy of our disclosure document.

SHAREHOLDER PROPOSALS

Shareholder proposals intended for inclusion in the Company’s proxy statement for the 2017 Annual Meeting of Shareholders must be received by the Company no later than November 1, 2016 and must meet certain requirements of applicable laws and regulations in order to be considered for possible inclusion in the proxy statement for that meeting. Proposals may be mailed to Photronics, Inc. to the attention of the Secretary, 15 Secor Road, Brookfield, Connecticut 06804.

The graph below presents a five year comparison of the total cumulative return on the Company’s common stock in comparison to returns on the NASDAQ Composite indices. The comparison assumes an initial investment of $100 and the reinvestment of dividends. The graph and other information included under this section should not be deemed to be “soliciting material” or be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Securities and Exchange Act of 1934, as amended.

Comparison of Five-Year Cumulative Total Return
Based upon an initial investment of $100 on October 31, 2010 with dividends reinvested

$210
$200
$190
$180
$170
$160
$150
$140
$130
$120
$110
$100
$90
$80
$70
2010
2011
2012
2013
2014
2015
PLAB
NASDAQ Composite Index
Semiconductor Sector Index (SOXX)

February 26, 2016

Annex A

PHOTRONICS, INC.
2016 Equity Incentive Compensation Plan

1.	PURPOSES OF THE PLAN.

The purpose of the Plan is to (a) promote the long-term financial success of the Company and its Subsidiaries and increase stockholder value by providing Eligible Individuals with equity-based awards and (b) assist the Company in attracting, retaining and motivating highly qualified individuals who are in a position to make significant contributions to the Company and its Subsidiaries.

Upon the Effective Date, (a) no further Awards will be granted under the Prior Plans and (b) the Prior Plans shall be terminated, except that the Prior Plans shall continue to govern awards granted thereunder prior to the Effective Date.

2.	DEFINITIONS AND RULES OF CONSTRUCTION.

(a)           Definitions. For purposes of the Plan, unless otherwise specified or unless the context otherwise requires, the following capitalized terms shall have the meanings set forth below:

“Administrator” means Committee, unless there is no Committee in which case “Administrator” means the Non-Employee Directors of the Board or such other committee or person to whom it has delegated power to act on its behalf hereunder, generally or specifically.

“Award” means an Incentive Stock Option, Non-Qualified Stock Option, Stock Grant, Stock-Based Award, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Performance Unit, Performance Stock and other stock or cash award as the Administrator may establish pursuant to the terms of the Plan.

“Award Document” means an agreement, certificate or other type or form of document or documentation approved, generally or specifically, by the Administrator that sets forth the terms and conditions of an Award. An Award Document may be in written, electronic or other media, may be limited to a notation on the books and records of the Company and, unless the Administrator requires otherwise, need not be signed by a representative of the Company or a Participant.

“Beneficial Owner” and “Beneficially Owned” have the meaning set forth in Rule 13d-3 under the Exchange Act.

“Board” means the Board of Directors of the Company.

“Change of Control” means:

(i)             Any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding securities; or

(ii)            The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least a majority of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)           There is consummated a merger or consolidation of the Company or any Subsidiary with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, more than fifty percent (50%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding securities; or

(iv)           The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, with respect to an Award that is subject to Section 409A of the Code and the payment or settlement of the Award will accelerate upon a Change of Control, no event set forth herein will constitute a Change of Control for purposes of the Plan or any Award Document unless such event also constitutes a “change in ownership,” “change in effective control,” or “change in the ownership of a substantial portion of the Company’s assets” as defined under Section 409A of the Code.

“Code” means the Internal Revenue Code of 1986, as amended, and the applicable rules and regulations promulgated thereunder.

“Committee” means the Compensation Committee of the Board, any successor committee thereto or any other committee appointed from time to time by the Board to administer the Plan. It is intended that the power, authority and composition of the Committee shall meet the requirements of Section 162(m) of the Code, Section 16(b) of the Exchange Act and the applicable rules of the NASDAQ; provided, however, that, if any Committee member is found not to have met the requirements of Section 162(m) of the Code  or Section 16(b) of the Exchange Act, any actions taken or Awards granted by the Committee shall not be invalidated by reason of such failure.

“Common Stock” means the common stock of the Company, par value $0.01 per share, or such other class of shares or other securities as may be applicable under Section 14.

“Company” means Photronics, Inc., a Connecticut corporation, or any successor (other than a successor in a Change of Control) to all or substantially all of the Company’s business that adopts the Plan.

“EBITDA” means earnings before interest, taxes, depreciation and amortization.

 “Effective Date” means the date on which the Plan is adopted by the Board and approved by the stockholders.

“Eligible Individuals” means the individuals described in Section 5 (a) who are eligible for Awards under the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fair Market Value” means, with respect to a share of Common Stock, the fair market value on the date of grant or valuation of such Award as determined by the Administrator; provided, however, that with respect to an incentive stock option issued to a 10% or more stockholder, Fair Market Value means 110% of such fair market value or such other lower percentage as may be permitted by the Code and regulations promulgated thereunder.

“Incentive Stock Option” means an Option that is intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.

“NASDAQ” means the NASDAQ Stock Market, Inc.

“Non-Employee Director” means any member of the Board who is not an officer or employee of the Company or any Subsidiary.

“Nonqualified Stock Option” means an Option that is not intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.

“Option” means an Incentive Stock Option or Nonqualified Stock Option granted pursuant to Section 8 of the Plan.

“Other Award” means any form of Award other than an Incentive Stock Option, Non-Qualified Stock Option, Stock Grant, Stock-Based Award, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Performance  Unit or Performance Stock, as the Administrator may  establish and grant pursuant to Section  12.

“Participant” means an Eligible Individual who has been granted an Award under the Plan.

“Performance Period” means the period established by the Administrator and set forth in the applicable Award Document over which Performance Targets are measured.

“Performance Stock” means an Award granted pursuant to Section 11(a), representing the unfunded and unsecured right to receive Shares contingent upon the achievement of one or more Performance Targets, in accordance with this Plan and the applicable Award Document.

“Performance Target” means the performance measures established by the Administrator, from among the performance criteria provided in Section 7 (g), and set forth in the applicable Award Document.

“Performance Unit” means an Award granted pursuant to Section 11(b), representing the unfunded and unsecured right to receive one or more units, denominated in Shares or cash or a combination thereof, contingent upon the achievement of one or more Performance Target, in accordance with this Plan and the applicable Award Document.

“Permitted Transferees” means (i) a Participant’s family member, (ii) one or more trusts established in whole or in part for the benefit of one or more of such family members, (iii) one or more entities which are beneficially owned in whole or in part by one or more such family members, or (iv) a charitable or not-for-profit organization.

“Person” means  an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof, or a “group” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act.

“Plan” means this 2016 Equity Incentive Compensation Plan, as amended or restated from time to time.

“Plan Limit” means the maximum aggregate number of Shares that may be issued for all purposes under the Plan as set forth in Section 6 (a).

“Prior Plan” means any of the 1996 Stock Option Plan, the 1998 Stock Option Plan, the 2000 Stock Plan and the 2007 Long Term Equity Incentive Plan, in each case, as amended from time to time.

“Restricted Stock” means one or more Shares granted pursuant to Section 9 (a).

“Restricted Stock Unit” means a right to receive one or more Shares (or cash, if applicable) in the future granted pursuant to Section 9 (b).

“Shares” means shares of Common Stock.

“Stock Appreciation Right” means a right to receive all or some portion of the appreciation on Shares granted pursuant to Section  10.

“Subsidiary” means (i) a corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of its board of directors or analogous governing body or (ii) any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Administrator designates as a Subsidiary for purposes of the Plan. For purposes of determining eligibility for the grant of Incentive Stock Options under the Plan, the term “Subsidiary” shall be defined in the manner required by Section 424(f) of the Code.

“Substitute Award” means any Award granted upon assumption of, or in substitution or exchange for, outstanding employee equity awards previously granted by a corporation or other entity acquired by the Company or with which the Company combines pursuant to the terms of an equity compensation plan that was approved by the stockholders of such company or other entity

(b) Rules of Construction. The masculine pronoun shall be deemed to include the feminine pronoun, and the singular form of a word shall be deemed to include the plural form, unless the context requires otherwise. Unless the text indicates otherwise, references to Sections are to sections of the Plan.

3.	ADMINISTRATION.

(a)           Administrator. The Administrator is authorized to:

(i)             administer and interpret the provisions of the Plan and adopt, prescribe, amend, waive and rescind administrative regulations, rules and procedures relating to the Plan;

(ii)            select the Participants from the Eligible Individuals;

(iii)           grant Awards in accordance with the Plan and determine the number of Shares subject to each Award or the cash amount payable in connection with each Award,

(iv)            determine the terms and conditions of each Award, including, without limitation, those related to term, exercise, vesting, cancellation, payment, settlement, exercisability,  performance, termination of employment and, subject to Section 7 (d), a Change of Control;

(v)           subject to Sections 17 and 19 (e), amend the terms and conditions of an Award after the granting thereof;

(vi)          specify and approve the forms terms and conditions of Award Documents;

(vii)         interpret the provisions of any Award Document;

(viii)         make factual determinations in connection with the administration or interpretation of the Plan;

(ix)           employ such legal counsel, independent auditors and consultants as it deems desirable for the administration of the Plan and rely upon any advice, opinion or computation received therefrom;

(x)            vary the terms of Awards to take account of tax and securities law and other regulatory requirements or procure favorable tax treatment for Participants;

(xi)           correct any defects, supply any omission or reconcile any inconsistency in any Award Document or the Plan;

(xii)          make all other determinations and take all other actions that it deems desirable or necessary to interpret or implement properly the Plan or any Award; and

(xiii)         adopt any sub-plans as its deems necessary or appropriate in order to comply with or take advantage of any tax or other laws applicable to the Company, any  Subsidiary or Participants or to otherwise facilitate the administration of the Plan.

(b)           Determinations of Administrator Final and Binding. All determinations by the Administrator shall be made in the Administrator’s sole discretion and shall be final, binding and conclusive for all purposes and upon all Persons.

(c)           Delegation of Authority. To the extent not prohibited by applicable laws, rules and regulations, the Administrator may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees thereof or other persons or groups of persons as it deems necessary or  desirable under such conditions or limitations as it may set at the time of such delegation or thereafter; provided, however, that the Administrator may not delegate its authority (i) to make Awards to employees (A) who are subject on the date of the Award to the reporting rules under Section 16(a) of the Exchange Act,

(B) whose compensation for such fiscal year may be subject to the limit on deductible compensation pursuant to Section 162(m) of the Code or (C) who are officers of the Company who are delegated authority by the Administrator hereunder, or (ii) pursuant to Section  17. For purposes of the Plan, reference to the Administrator shall be deemed to refer to any subcommittee, subcommittees, or other persons or groups of persons to whom the Administrator delegates authority pursuant to this Section 3(d).

(d)           Liability of Administrator. Subject to applicable laws, rules and regulations: (i)  the Administrator and its delegatees shall not be liable for any action or determination made in good faith; and (ii) the Administrator and its delegates shall be entitled to indemnification and advancement of expenses to the fullest extent provided by law. In the performance of its responsibilities with respect to the Plan, the Administrator shall be entitled to rely upon information and advice furnished by the Company’s officers or employees, the Company’s accountants, the Company’s counsel and any other Person that the Administrator or its delegates deems necessary, and the Administrator or its delegatees shall not be liable for any action taken or not taken in reliance upon any such information and advice.

(e)           Action by the Board. Anything in the Plan to the contrary notwithstanding, subject to applicable laws, rules and regulations, any authority or responsibility that, under the terms of the Plan, may be exercised by the Administrator may alternatively be exercised by the Board.

4.	CLAWBACK.

All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Agreement as the Board determines necessary or appropriate.  No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

5.	ELIGIBILITY.

(a)           Eligible Individuals. Awards may be granted to officers, employees, directors, consultants, advisors and independent contractors of the Company or any of its Subsidiaries; provided, however, that only employees of the Company or a Subsidiary within the meaning of Section 422 of the Code may be granted Incentive Stock Options. The Administrator shall have the authority to select the persons to whom Awards may be granted and to determine the type, number and terms of Awards to be granted to each such Participant. Under the Plan, references to “employment” or “employed” include the engagement or retention of Participants who are consultants, advisors and independent contractors and the service of Participants who are directors, except for purposes of determining eligibility to be granted Incentive Stock Options.

(b)           Grants to Participants. The Administrator shall have no obligation to grant any Eligible Individual an Award or to designate an Eligible Individual as a Participant for any reason, including without limitation the fact that such Eligible Individual received a prior Award or was previously designated as a Participant. The Administrator may grant more than one Award to a Participant and may designate an Eligible Individual as a Participant for overlapping periods of time.

(c)           Future Remuneration. The grant of an Award shall not obligate the Company or any Subsidiary of the Company to pay a Participant any particular amount of remuneration, to continue the employment of the Participant after the grant or to make further grants to the Participant at any time thereafter.

6.	SHARES SUBJECT TO THE PLAN.

(a)           Plan Limit. Subject to adjustment in accordance with Section 14, the maximum aggregate number of Shares that may be issued for all purposes under the Plan shall be four million (4,000,000). Shares to be issued under the Plan may be authorized and unissued shares, issued shares that have been reacquired by the Company (in the open-market or in private transactions) and that are being held in treasury, or a combination thereof. All of the Shares subject to the Plan Limit may be issued pursuant to Incentive Stock Options.

(b)          Rules Applicable to Determining Shares Available for Awards. The number of Shares available  for Awards at any time will be reduced by the number of Shares subject to the outstanding Awards and, by the number of Shares actually delivered prior thereto upon settlement or payment of Awards. For purposes of determining the number of Shares actually so delivered, (i) the number of Shares that are tendered by a Participant or withheld by the Company to pay the exercise price of an Award or to satisfy the Participant’s tax withholding obligations in connection with the exercise or settlement of an Award and (ii) all of the Shares covered by a stock-settled Stock Appreciation Right to the extent exercised, will be deemed to have been actually delivered. Shares Awards that are forfeited or cancelled or otherwise expire for any reason without having been exercised or settled or that are settled through issuance of consideration other than Shares (including, without limitation, cash) shall again be available for the grant of Awards; provided, however, that this provision shall not be applicable with respect to (i) the cancellation of a Stock Appreciation Right granted in tandem with an Option upon the exercise of the Option or (ii) the cancellation of an Option granted in tandem with a Stock Appreciation Right upon the exercise of the Stock Appreciation Right.

(c)           Special Limits. Anything to the contrary in Section 6 (a) notwithstanding, but subject to adjustment under Section  14, the following special limits shall apply to Shares available for Awards:

(i)             the maximum number of Shares that may be issued pursuant to awards of Restricted Stock, Restricted Stock Units, Performance Stock, Performance Units and Other Awards that are payable in Shares granted under the Plan shall be two million (2,000,000) in the aggregate ; and

(ii)            subject to the other limitations set forth herein, the maximum amount of Awards  that may be awarded to any  Participant in any fiscal year is 15% of the Shares measured as of the Effective Date provided however, that no Non-Employee Director may receive one or more Awards in any fiscal year in excess of 30,000 Shares.

(d)           Substitute Awards. Any Shares underlying Substitute Awards shall not be counted against the number of Shares issuable hereunder and shall not be subject to Section 6 (c).

(e)           Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Award will comply with applicable laws, rules and regulations as determined by counsel for the Company.

7.	AWARDS IN GENERAL.

(a)           Types of Awards. Incentive Stock Options, Non-Qualified Stock Options, Stock Grants, Stock-Based Awards, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Stock and other stock or cash awards may be granted as the Administrator may determine.  Any Award described in Sections 8 through 12 may be granted singly or in combination or tandem with any other Award, as the Administrator may determine. Awards under the Plan may be made in combination with, in replacement of, or as alternatives to awards or rights under any other compensation or benefit plan of the Company or its Subsidiaries, including the plan of any acquired entity.

(b)           Terms Set Forth in Award Document. The terms and conditions of each Award shall be set forth in an Award Document in a form and with terms and conditions approved by the Administrator, which Award Document shall contain terms and conditions not inconsistent with the Plan. Notwithstanding the foregoing, and subject to applicable laws, rules and regulations, the Administrator may accelerate (i) the vesting or payment of any Award, (ii) the lapse of restrictions on any Award or (iii) the date on which any Award first becomes exercisable. The terms of Awards may vary among Participants, and the Plan does not impose upon the Administrator any requirement to make Awards subject to uniform terms.

(c)           Termination of Employment. The Administrator shall specify at or after the time of grant of an Award the provisions governing the disposition of an Award in the event of a Participant’s termination of employment with the Company or any of its Subsidiaries. Subject to applicable laws, rules and regulations, in connection with a Participant’s termination of employment, the Administrator shall have the discretion to accelerate the vesting, exercisability or settlement of, eliminate the restrictions and conditions applicable to, or extend the post-termination exercise period of an outstanding Award. Such provisions may be specified in the applicable Award Document or determined at a subsequent time.

(d)           Change of Control.

(i)             The Administrator shall have full authority to determine the effect, if any, of a Change of Control (or similar events, as determined by the Administrator) on the vesting, exercisability, settlement, payment, lapse of restrictions or other terms and conditions applicable to an Award, which effect may be specified in the applicable Award Document or determined at a subsequent time. Subject to applicable laws, rules and regulations, the  Administrator may, at any time prior to, coincident with or after the effective time of a Change of Control, take such actions as it may consider necessary or desirable, including, without limitation: (A) providing for the acceleration of any vesting conditions relating to the exercise or settlement of an Award or that an Award shall terminate or expire unless exercised or settled in full on or before a date fixed by the Administrator; (B) making such adjustments to  an Awards to reflect such Change of Control; (C) causing  Awards to be assumed, or new rights to be substituted therefor, by the surviving corporation or other entity in such Change of Control; or (D) permitting or  requiring Participants to surrender outstanding Options and Stock Appreciation Rights in exchange for a cash payment, if any, equal to the difference between the highest price paid for a Share in the Change of Control and the exercise or settlement price of  such Award. In addition, except as otherwise specified in an Award Document (or a Participant’s written employment agreement with the Company or any Subsidiary):

(1)            any and all Options and Stock Appreciation Rights outstanding as of the effective  time of the Change of Control shall become immediately exercisable, and shall remain exercisable until the earlier of the expiration of their initial term or the second (2nd) anniversary of the Participant’s termination of employment with the Company;

(2)            any restrictions imposed on Restricted Stock and Restricted Stock Units outstanding as of the effective  time of the Change of Control shall lapse;

(3)            the Performance Targets with respect to all Performance Units, Performance Stock and other performance-based Awards granted pursuant to  Section 7 (g) or 11 outstanding as of the effective time of the Change of Control shall be deemed to have been attained at the specified target level of performance; and

(4)            the vesting of all Awards denominated in Shares outstanding as of the effective  time of the Change in Control shall be accelerated.

(ii)           Notwithstanding any other provision of the Plan or any Award Document, the provisions of this Section 7 (d) may not be terminated, amended, or modified upon or after a Change of Control in a manner that would adversely affect a Participant’s rights with respect to an outstanding Award without the prior written consent of the Participant. Subject to Section  17, the Board, upon recommendation of the Administrator, may terminate, amend or modify this Section 7 (d) at any time and from time to time prior to a Change of Control.

(e)           Dividends and Dividend Equivalents. The Administrator may provide Participants with the right to receive dividends or payments equivalent to dividends with respect to an outstanding Award, which payments can either be paid currently or deferred or be deemed to have been reinvested in Shares, and can be made in Shares, cash or a combination thereof, as the Administrator shall determine; provided, however, that the terms of any reinvestment of dividends must comply with all applicable laws, rules and regulations, including, without limitation, Section 409A of the Code. Notwithstanding the foregoing, no dividends or dividend equivalents shall be paid with respect to Options or Stock Appreciation Rights.

(f)            Rights of a Stockholder. A Participant shall have no rights as a stockholder with respect to Shares covered by an Award (including voting rights) until the date the Participant or his nominee becomes the holder of record of such Shares. No adjustment shall be made for dividends or disbursements for which the record date is prior to such date, except as provided in Section  14.

(g)           Performance-Based Awards.

(i)             The Administrator may determine whether any Award under the Plan is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such Awards designated to be “performance-based compensation” shall be conditioned on the achievement of one or more Performance Targets to the extent required by Section 162(m) of the Code and will be subject to all other conditions and requirements of Section 162(m). The Performance Targets will be comprised of specified levels of one or more of the following performance criteria as the Administrator deems appropriate: net income; cash flow or cash flow on investment; pre-tax or post-tax profit levels or earnings; operating earnings; return on investment; earned value added expense reduction levels; free cash flow; free cash flow per share; earnings per share; net earnings per share; return on assets; return on net assets; return on equity; return on capital; return on sales; growth in managed assets; operating margin; total stockholder return or stock price appreciation; EBITDA; adjusted EBITDA; revenue; revenue before deferral, in each case determined in accordance with generally accepted accounting principles or in accordance with non-GAAP accounting historically used by the Company  (subject to modifications approved by the Administrator) consistently applied on a business unit, divisional, subsidiary or consolidated basis or any combination thereof. The Performance Targets may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a Subsidiary, division, department, region, function or business unit and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable Subsidiary, division, department, region, function or business unit) or measured relative to selected peer companies or a market index. In addition, for Awards not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Administrator may establish Performance Targets based on other criteria as it deems appropriate.

(ii)            The Participants will be designated, and the applicable Performance Targets will be established, by the Administrator within ninety (90) days following the Administrator of the applicable Performance Period (or such earlier or later date permitted or required by Section 162(m) of the Code). Any payment of an Award granted with Performance Targets shall be conditioned on the written certification of the Administrator in each case that the Performance Targets and any other material conditions were satisfied.

 The Administrator retains the right to reduce any Award notwithstanding the attainment of the Performance Targets.

(h)            Deferrals. In accordance with the procedures authorized by, and subject to the approval of, the Administrator, Participants may be given the opportunity to defer the payment or settlement of an Award to one or more dates selected by the Participant; provided, however, that the terms of any deferrals must comply with all applicable laws, rules and regulations, including, without limitation, Section 409A of the Code. No deferral opportunity shall exist with respect to an Award unless explicitly permitted by the Administrator on or after the time of grant.

(i)             Repricing of Options and Stock Appreciation Rights. Notwithstanding anything in the Plan to the contrary, an Option or Stock Appreciation Right shall not be granted in substitution for a previously granted Option or Stock Appreciation Right being canceled or surrendered as a condition of receiving a new Award, if the new Award would have a lower exercise price than the Award it replaces, nor shall the exercise price of an Option or Stock Appreciation Right be reduced once the Option or Stock Appreciation Right is granted. The foregoing shall not (i) prevent adjustments pursuant to Section 14 or (ii) apply to grants of Substitute Awards.

8.	TERMS AND CONDITIONS OF OPTIONS.

(a)           General. The Administrator, in its discretion, may grant Options to Eligible Individuals and shall determine whether such Options shall be Incentive Stock Options or Nonqualified Stock Options. Each Option shall be evidenced by an Award Document that shall expressly identify the Option as an Incentive Stock Option or Nonqualified Stock Option, and be in such form and contain such provisions as the Administrator shall from time to time deem appropriate.

(b)           Exercise Price. The exercise price of an Option shall be fixed by the Administrator at the time of grant or shall be determined by a method specified by the Administrator at the time of grant. In no event shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant; provided, however that the exercise price of a Substitute Award granted as an Option shall be determined so as to avoid excise or other taxes under Section 409A of the Code and may be less than one hundred percent (100%) of the Fair Market Value.

(c)           Term. An Option shall be effective for such term as shall be determined by the Administrator and as set forth in the Award Document relating to such Option, and the Administrator may extend the term of an Option after the time of grant; provided, however, that the term of an Option may in no event extend beyond the tenth (10th) anniversary of the date of grant of such Option.

(d)           Exercise; Payment of Exercise Price. Options shall be exercised by delivery of a notice of exercise in a form approved by the Company. Subject to the provisions of the applicable Award Document, the exercise price of an Option may be paid (i) in cash or cash equivalents, (ii) by actual delivery or attestation to ownership of freely transferable Shares already owned by the person exercising the Option, (iii) by a combination of cash and Shares equal in value to the exercise price, (iv) through net share settlement or similar procedure involving the withholding of Shares subject to the Option with a value equal to the exercise price or (v) by such other means as the Administrator may authorize. In accordance with the rules and procedures authorized by the Administrator for this purpose, the Option may also be exercised through a “cashless exercise” procedure authorized by the Administrator from time to time that permits Participants to exercise Options by delivering irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the exercise price and the amount of any required tax or other withholding obligations or such other procedures determined by the Company from time to time.

(e)           Incentive Stock Options. The exercise price per Share of an Incentive Stock Option shall be fixed by the Administrator at the time of grant or shall be determined by a method specified by the Administrator at the time of grant, but in no event shall the exercise price of an Incentive Stock Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. No Incentive Stock Option may be issued pursuant to the Plan to any individual who, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, unless (i) the exercise price determined as of the date of grant is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant of the Shares subject to such Incentive Stock Option and (ii) the Incentive Stock Option is not exercisable more than five (5) years from the date of grant thereof. No Participant shall be granted any Incentive Stock Option which would result in such Participant receiving a grant of Incentive Stock Options that would have an aggregate Fair Market Value in excess of one hundred thousand dollars ($100,000), determined as of the time of grant, that would be exercisable for the first time by such Participant during any calendar year. No Incentive Stock Option may be granted under the Plan after the tenth anniversary of the Effective Date. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, as amended from time to time.

9.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS.

(a)           Restricted Stock. The Administrator, in its discretion, may grant or sell Restricted Stock to Eligible Individuals. An Award of Restricted Stock shall consist of one or more Shares granted or sold to an Eligible Individual, and shall be subject to the terms, conditions and restrictions set forth in the Plan and established by the Administrator in connection with the Award and specified in the applicable Award Document. Restricted Stock may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which it may be canceled.

(b)           Restricted Stock Units. The Administrator, in its discretion, may grant Restricted Stock Units to Eligible Individuals. A Restricted Stock Unit shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the Plan and the applicable Award Document, one or more Shares. Restricted Stock Units may, among other things, be subject to restrictions on , vesting requirements or other specified circumstances under which they may be canceled. If and when the cancellation provisions lapse, the Restricted Stock Units shall become Shares owned by the applicable Participant or, at the sole discretion of the Administrator, cash, or a combination of cash and Shares, with a value equal to the Fair Market Value of the Shares at the time of payment.

10.	STOCK APPRECIATION RIGHTS.

(a)           General. The Administrator, in its discretion, may grant Stock Appreciation Rights to Eligible Individuals. A Stock Appreciation Right shall entitle a Participant to receive, upon satisfaction of the conditions to payment specified in the applicable Award Document, an amount equal to the excess, if any, of the Fair Market Value on the exercise date of the number of Shares for which the Stock Appreciation Right is exercised over the grant price for such Stock Appreciation Right specified in the applicable Award Document. The grant price per share of Shares covered by a Stock Appreciation Right shall be fixed by the Administrator at the time of grant or, alternatively, shall be determined by a method specified by the Administrator at the time of grant, but in no event shall the grant price of a Stock Appreciation Right be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant; provided, however, that the grant price of a Substitute Award granted as a Stock Appreciation Rights shall be  determined so as to not result in excise or other taxes under Section 409A of the Code and may be less than one hundred percent (100%) of the Fair Market Value. Payments to a Participant upon exercise of a Stock Appreciation Right may be made in cash or Shares, having an aggregate Fair Market Value as of the date of exercise equal to the excess, if any, of the Fair Market Value on the exercise date of the number of Shares for which the Stock Appreciation Right is exercised over the grant price for such Stock Appreciation Right. The term of a Stock Appreciation Right settled in Shares shall not exceed seven (7) years.

(b)           Stock Appreciation Rights in Tandem with Options. A Stock Appreciation Right granted in tandem with an Option may be granted either at the same time as such Option or subsequent thereto. If granted in tandem with an Option, a Stock Appreciation Right shall cover the same number of Shares as covered by the Option (or such lesser number of Shares as the Administrator may determine) and shall be exercisable only at such time or times and to the extent the related Option shall be exercisable, and shall have the same term as the related Option. The grant price of a Stock Appreciation Right granted in tandem with an Option shall equal the per-share exercise price of the Option to which it relates. Upon exercise of a Stock Appreciation Right granted in tandem with an Option, the related Option shall be canceled automatically to the extent of the number of Shares covered by such exercise; conversely, if the related Option is exercised as to some or all of the Shares covered by the tandem grant, the tandem Stock Appreciation Right shall be canceled automatically to the extent of the number of Shares covered by the Option exercise.

11.	TERMS AND CONDITIONS OF PERFORMANCE STOCK AND PERFORMANCE UNITS.

(a)           Performance Stock. The Administrator may grant Performance Stock to Eligible Individuals. An Award of Performance Stock shall consist of such number of Shares determined by the Administrator and granted to an Eligible Individual based on the achievement of Performance Targets over the applicable Performance Period, and shall be subject to the terms, conditions and restrictions set forth in the Plan and established by the Administrator in connection with the Award and specified in the applicable Award Document.

(b)           Performance Units. The Administrator, in its discretion, may grant Performance Units to Eligible Individuals. A Performance Unit shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the Plan and established by the Administrator in connection with the Award and specified in the applicable Award Document, such number of Shares or cash determined by the Administrator and based upon the achievement of Performance Targets over the applicable Performance Period. At the sole discretion of the Administrator, Performance Units shall be settled through the delivery of Shares or cash, or a combination of cash and Shares, with a value equal to the Fair Market Value of the underlying Shares as of the last day of the applicable Performance Period.

12.	OTHER AWARDS.

The Administrator shall have the authority to specify the terms and provisions of cash, stock or other equity-based or equity-related awards not described above that the Administrator determines to be consistent with the purpose of the Plan and the interests of the Company.

13.	CERTAIN RESTRICTIONS.

(a)           Transfers. No Award shall be transferable other than pursuant to a beneficiary designation under Section 13 (c), by last will and testament or by the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order, as the case may be; provided, however, that the Administrator may, subject to applicable laws, rules and regulations and such terms and conditions as it shall specify, permit the transfer of an Award, other than an Incentive Stock Option, for no consideration to a Permitted Transferee of the relevant participant. Any Award transferred to a Permitted Transferee shall be further transferable only by last will and testament or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the relevant Participant.

(b)           Award Exercisable Only by Participant. During the lifetime of a Participant, an Award shall be exercisable only by the Participant or by a Permitted Transferee to whom such Award has been transferred in accordance with Section 13 (a). The grant of an Award shall impose no obligation on a Participant to exercise or settle the Award.

(c)           Beneficiary Designation. The beneficiary or beneficiaries of the Participant to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit shall be determined under the Company’s Group Life Insurance Plan. A Participant may, from time to time, name any beneficiary or beneficiaries to receive any benefit in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, including the beneficiary designated under the Company’s Group Life Insurance Plan, and will be effective only when filed by the Participant in writing (in such form or manner as may be prescribed by the Administrator) with the Company during the Participant’s lifetime. In the absence of a valid designation under the Company’s Group Life Insurance Plan or otherwise, if no validly designated beneficiary survives the Participant or if each surviving validly designated beneficiary is legally impaired or prohibited from receiving the benefits under an Award, the Participant’s beneficiary shall be the Participant’s estate.

14.	RECAPITALIZATION OR REORGANIZATION.

(a)           Authority of the Company and Stockholders.  Neither the Plan nor any Award Documents  or Awards shall affect or restrict in any way the right or power of the Company or the stockholders to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Shares or the rights thereof or which are convertible into or exchangeable for Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)          Change in Capitalization. The number and kind of Shares authorized for issuance under Section  6, including the maximum number of Shares available under the special limits provided for in Section 6 (c), may be equitably adjusted in the sole discretion of the Administrator in the event of a stock split, reverse stock split, stock dividend, recapitalization, reorganization, partial or complete liquidation, reclassification, merger, consolidation, separation, extraordinary cash dividend, split-up, spin-off, combination, exchange of Shares, warrants or rights offering to purchase Shares at a price substantially below Fair Market Value, or any other corporate event or distribution of stock or property of the Company affecting the Shares in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan. In addition, upon the occurrence of any of the foregoing events, the number and kind of Shares subject to any outstanding Award and the exercise or settlement price, under any outstanding Award may be equitably adjusted (including by payment of cash to a Participant) in the sole discretion of the Administrator in order to preserve the benefits or potential benefits intended to be made available to Participants.

15.	TERM OF THE PLAN.

Unless earlier terminated pursuant to Section 17, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date, except with respect to Awards then outstanding. No Awards may be granted under the Plan after the tenth (10th) anniversary of the Effective Date.

16.	EFFECTIVE DATE.

The Plan shall become effective on the date on which it is approved by the stockholders.

17.	AMENDMENT AND TERMINATION.

Subject to applicable laws, rules and regulations, the Board may at any time terminate or, from time to time, amend, modify or suspend the Plan; provided, however, that no termination, amendment, modification or suspension (i) will be effective without the approval of the stockholders of the Company if such approval is required under applicable laws, rules and regulations, including the rules of NASDAQ and (ii) shall materially and adversely alter or impair the rights of a Participant in any Award previously made under the Plan without the consent of the holder thereof. Notwithstanding the foregoing, the Board shall have broad authority to amend the Plan or any Award without the consent of a Participant to the extent it deems necessary or desirable (a) to comply with, take into account changes in, or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules and other applicable laws, rules and regulations, (b) to take into account unusual or nonrecurring events or market conditions (including, without limitation, the events described in Section 14 (b)), or (c) to take into account significant acquisitions or dispositions of assets or other property by the Company or its Subsidiaries.

18.	MISCELLANEOUS.

(a)           Tax Withholding. The Company or a Subsidiary, as appropriate, may require any individual entitled to receive a payment or settlement of an Award to remit to the Company, prior to payment or settlement, an amount sufficient to satisfy any applicable tax withholding requirements. In the case of an Award payable in Shares, the Company or a Subsidiary, as appropriate, may permit a Participant to satisfy, in whole or in part, such obligation to remit taxes by directing the Company to withhold Shares that would otherwise be received by such individual or to deliver Shares then owned by the Participant, in accordance with all applicable laws and pursuant to such rules as the Administrator may establish from time to time. The Company or a Subsidiary, as appropriate, shall also have the right to deduct from all cash  to be paid to a Participant (whether or not made in connection with an Award) any applicable taxes required to be withheld with respect to such payments, rules and regulations.

(b)           No Right to Awards or Employment. No person shall have any claim or right to receive Awards under the Plan. Neither the Plan, the grant of Awards nor any action taken or omitted to be taken under the Plan shall be deemed to create or confer on any Eligible Individual any right to be retained in the employ of the Company or any Subsidiary, or to interfere with or to limit in any way the right of the Company or any Subsidiary to terminate the employment of such Eligible Individual at any time. No Award shall constitute salary or other recurrent compensation. Payments received by a Participant under any Award made pursuant to the Plan shall not be included in, nor have any effect on, the determination of employment-related rights or benefits under any other employee benefit plan or similar arrangement provided by the Company and the Subsidiaries, unless otherwise specifically provided for under the terms of such plan or arrangement or by the Administrator.

(c)           Securities Law Restrictions. An Award may not be exercised or settled, and no Shares may be issued in connection with an Award, unless the issuance of such Shares (i) has been registered under the Securities Act of 1933, as amended, (ii) has been registered or qualified under applicable state “blue sky” laws (or the Company has determined that an exemption from registration and from qualification under such state “blue sky” laws is available) and (iii) complies with all applicable foreign securities laws. The Administrator may require each Participant purchasing or acquiring Shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that such Participant is acquiring the Shares for investment purposes and not with a view to the distribution thereof. All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under rules and regulations and  rules of any exchange upon which the Shares are then listed, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d)           Section 162(m) of the Code.  As to any Award that constitutes or may constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan is intended to comply  with the requirements of Section 162(m) of the Code to the extent necessary to result in deductibility of such compensation; provided, however, that, in the event the Administrator determines that compliance with Section 162(m) of the Code is not desired with respect to a particular Award, compliance with  such requirements will not be required. If any provision of  the Plan would cause Awards that are intended to constitute “qualified performance-based compensation” to fail to so qualify, that provision shall be severed from, and shall be deemed not to be a part of, the Plan, but the other provisions hereof shall remain in full force and effect.

(e)           Section 409A of the Code.  As to any Award that constitutes or may constitute “deferred compensation” within the meaning of Section 409A of the Code, the Plan is intended to comply with the requirement of Section 409A of the Code to the extent necessary to avoid the imposition of any excise or other additional tax, accelerated taxation, interest or penalty on the compensation represented by such Award. If any provision of the Plan or an Award Document would cause an Award to be subject to additional tax, accelerated taxation, interest and/or penalties under Section 409A of the Code, such provision of the Plan or Award Document may be modified by the Administrator without consent of the Participant in any manner the Administrator deems desirable or necessary. In making such modifications the Administrator shall attempt, but shall not be obligated, to maintain, to the maximum extent practicable, the original intent of the applicable provision. Any discretionary authority that the Administrator may have pursuant to the Plan shall not be applicable cause the plan not to comply with such requirements.

(f)            Awards to Individuals Subject to Laws of a Jurisdiction Outside of the United States. To the extent that Awards are granted to Participants who are domiciled or resident outside of the United States or to persons who are domiciled or resident in the United States but who are subject to the tax laws of a jurisdiction outside of the United States, the Administrator may adjust the terms of such Awards to such person to (i) comply with the laws, rules and regulations of such jurisdiction and to (ii) permit the grant of such Awards not to be a taxable event to the Participants. The authority granted under the previous sentence shall include the discretion for the Administrator to adopt, on behalf of the Company, one or more sub-plans applicable to separate classes of Eligible Individuals who are so domiciled or resident.

(g)           Satisfaction of Obligations. Subject to applicable laws, rules and regulations, the Company may apply any cash, Shares, securities or other consideration received upon exercise or settlement of an Award to any obligations a Participant owes to the Company and the Subsidiaries in connection with the Plan or otherwise, including, without limitation, any tax obligations in connection with the Plan or otherwise.

(h)           No Limitation on Corporate Actions. Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action, whether or not such action would have an adverse effect on any Awards. No Participant, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

(i)            Unfunded Plan. The Plan is intended to constitute an unfunded plan for incentive compensation. Prior to the issuance of Shares, cash or other form of consideration in connection with an Award, nothing contained herein shall give any Participant any rights that are greater than those of a general unsecured creditor of the Company. The Administrator may, but is not obligated, to authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares, cash or other forms of consideration with respect to Awards hereunder.

(j)            Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect, merger, consolidation,  sales of all or substantially all of the assets of the Company, or otherwise.

(k)           Application of Funds. The proceeds received by the Company from the sale of Shares pursuant to Awards will be used for general corporate purposes.

(l)            Award Document. In the event of any conflict or inconsistency between the Plan and any Award Document, the Plan shall govern and the Award Document shall be interpreted to minimize or eliminate any such conflict or inconsistency.

(m)          Headings. The headings of Sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

(n)           Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

(o)           Expenses. The costs and expenses of administering the Plan shall be borne by the Company.

(p)           Arbitration. Any dispute, controversy or claim arising out of or relating to the Plan that cannot be resolved by the Participant, on the one hand, and the Company, on the other, shall be submitted to arbitration in the State of Connecticut under the National Rules for the Resolution of Employment Disputes of the American Arbitration Association; provided, however, that all disputes, controversies and claims by the Participant that are not properly submitted to such arbitration by the participant  within one (1) year of the date of the events giving rise to such dispute, controversy or claim are waived, released and forfeited. The determination of the arbitrator shall be conclusive and binding on the Company and the Participant, and judgment may be entered on the arbitrator’s award in any court having jurisdiction. The expenses of such arbitration shall be borne by the Company; provided, however, that each party shall bear its own legal expenses unless the Participant is the prevailing party, in which case the Company shall promptly pay or reimburse the Participant for the reasonable legal fees and expenses incurred by the Participant in connection with such arbitration (excluding any fees payable pursuant to a contingency fee arrangement).

(q)          Governing Law. Except as to matters of federal law, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Connecticut.

( r)           Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows:

(i)             If to the Company – at its principal business address to the attention the Secretary.

(ii)            If to any Participant – at the last address of the Participant known to the sender at the time the notice or other communication is sent.

(iii)           In either event, notice may also be delivered via email as long as the email account is one used in the regular course of business of the Participant or Company representative

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000268977_1 R1.0.1.25 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Walter M. Fiederowicz 02 Joseph A. Fiorita, Jr. 03 Liang-Choo Hsia 04 Peter S. Kirlin 05 Constantine Macricostas
06 George Macricostas 07 Mitchell G. Tyson PHOTRONICS, INC. ATTN: RICHELLE BURR 15 SECOR ROAD BROOKFIELD,CT 06804 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5. For Against Abstain
2 To approve the 2016 Equity Incentive Compensation Plan. 3 To re-approve the performance measures under the 2011 Executive Compensation Incentive Plan. 4 To ratify the selection of Deloitte & Touche LLP as independent registered public accounting firm for the fiscal year ending October 30, 2016. 5 To approve, by non-binding advisory vote, executive compensation. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions) 0000268977_2 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Proxy Statement/10-K Report is available at www.proxyvote.com PHOTRONICS, INC. Annual Meeting of Shareholders March 23, 2016 9:00 AM The undersigned hereby appoints Richelle E. Burr and Sean T. Smith, or either one of them acting in the absence of the other, with full power of substitution, as proxies of the undersigned, and hereby authorizes each or either of them to vote, as designated on the other side, all shares of Common Stock of Photronics, Inc., which the undersigned is entitled to vote if personally present at the 2016 Annual Meeting of Shareholders of Photronics, Inc. to be held at 9:00 a.m. Eastern Time on March 23, 2016, at the Offices of Photronics, Inc., 15 Secor Road, Building 1, Brookfield, CT 06804, and at any adjournments or postponements thereof. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side